UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12
DYNATRACE, INC.
(Exact name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DYNATRACE, INC.
1601 Trapelo Road, Suite 116
Waltham, Massachusetts 02451
Dear Dynatrace Stockholder:
I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Dynatrace, Inc., or Dynatrace, to be held online on Wednesday, August 24, 2022 at 1:00 p.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/DT2022, where you will be able to vote electronically and submit questions. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.
Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting the proxy materials on the Internet and delivering a notice of the Internet availability of the proxy materials. On or about July 14, 2022, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access online or request a printed copy of our Proxy Statement for the 2022 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended March 31, 2022.
Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or virtually in person at the Annual Meeting or, if you requested printed copies of proxy materials, you also may vote by mailing a proxy card. Please review the instructions on the Notice or on the proxy card regarding your voting options.
Thank you for being a Dynatrace stockholder. We look forward to seeing you at our Annual Meeting.
Sincerely,
/s/ Rick McConnell

Rick McConnell
Chief Executive Officer

YOUR VOTE IS IMPORTANT
In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible by following the instructions on your Notice or, if you requested printed copies of your proxy materials, by following the instructions on your proxy card. Your vote will help to ensure the presence of a quorum at the meeting and that your shares are represented at the Annual Meeting. If you hold your shares through a broker, your broker is not permitted to vote on your behalf on the election of directors or the advisory vote on the compensation of our named executive officers unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your vote before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock virtually at the Annual Meeting.

DYNATRACE, INC.
1601 Trapelo Road, Suite 116
Waltham, Massachusetts 02451
NOTICE OF 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
To be held August 24, 2022
Notice is hereby given that Dynatrace, Inc. will hold its 2022 Annual Meeting of Stockholders, or the Annual Meeting, online on Wednesday, August 24, 2022 at 1:00 p.m. Eastern Time, for the following purposes:
•To elect three Class III directors, Ambika Kapur Gadre, Steve Rowland and Kenneth "Chip" Virnig to hold office until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023;
•To conduct a non-binding, advisory vote to approve the compensation of our named executive officers; and
•To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).
Our Board of Directors recommends that you vote “FOR” the director nominees named in Proposal One, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal Two, and “FOR” the approval of, on a non-binding advisory basis, the compensation of our named executive officers as described in Proposal Three.
Only stockholders of record at the close of business on July 1, 2022 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You may attend, vote and participate at the Annual Meeting by visiting www.virtualshareholdermeeting.com/DT2022 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions included with the proxy materials dated July 14, 2022. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on July 1, 2022, the Record Date, or hold a valid proxy for the Annual Meeting. If you are a stockholder of record or hold shares through a broker, trustee, or nominee, your ownership as of the Record Date will be verified prior to admittance into the Annual Meeting. Access to the webcast will begin at 12:45 p.m. Eastern Time on August 24, 2022. For instructions on how to vote your shares, please refer to the instructions on the Notice of Availability of Proxy Materials you received in the mail, the section titled “How do I vote?” beginning on page 2 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

/s/ Rick McConnell

Rick McConnell
Chief Executive Officer
Waltham, Massachusetts
July 14, 2022

Table of Contents

DYNATRACE, INC.
1601 Trapelo Road, Suite 116
Waltham, Massachusetts 02451
PROXY STATEMENT
FOR THE 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 24, 2022
This proxy statement contains information about the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Dynatrace, Inc., which will be held online on August 24, 2022 at 1:00 p.m. Eastern Time. If you are a stockholder of record as of the close of business on July 1, 2022, you may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/DT2022, where you will be able to vote electronically and submit questions. We encourage participants to access the meeting prior to the start time. Online check-in will begin 15 minutes prior to the start of the Annual Meeting, at 12:45 p.m. Eastern Time, and participants should allow ample time for check-in procedures. Please see the “General Information” section of this proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform. The Board of Directors of Dynatrace, Inc., or our Board, is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Dynatrace,” "the Company," “we,” “us,” and “our” refer to Dynatrace, Inc. The mailing address of our principal executive offices is Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended March 31, 2022 available to stockholders on or about July 14, 2022.

Important Notice Regarding the Availability of Proxy Materials for
the 2022 Annual Meeting of Stockholders to be Held on August 24, 2022:
This proxy statement and our 2022 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, Attention: Corporate Secretary or by email to ir@dynatrace.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 are also available on the SEC’s website at www.sec.gov and on our website at https://ir.dynatrace.com/.

DYNATRACE, INC.
PROXY STATEMENT
FOR THE 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about July 14, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials, or the Notice. Our proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form, and the 2022 Annual Report for the year ended March 31, 2022, or the 2022 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive the Notice instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about July 14, 2022. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2022 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2022 Annual Meeting of Stockholders, this proxy statement and our 2022 Annual Report are available on our website, www.dynatrace.com, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Who is soliciting my vote?

Our Board is soliciting your vote for the Annual Meeting.

When is the Record Date for the Annual Meeting?

The Record Date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on July 1, 2022.

How many votes can be cast by all stockholders?

There were 287,259,635 shares of our common stock, par value $0.001 per share, outstanding on July 1, 2022, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of preferred stock were outstanding as of July 1, 2022.

How do I attend the Annual Meeting virtually?

This year’s Annual Meeting will be held virtually. To attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/DT2022 and enter the 16-digit control number provided in the Notice, on the proxy card, or in the instructions included with the printed proxy materials.

If you wish to submit a question during the Annual Meeting, you may log into, and submit a question on, the virtual meeting platform by following the instructions included there. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion. Questions from multiple stockholders on the same topic or that are otherwise related to a particular topic may be grouped, summarized and answered together. If questions submitted are irrelevant to the business of the Annual Meeting or are out of order or not otherwise suitable for the conduct of the Annual Meeting, as determined by the chair or corporate secretary in their reasonable judgment, we may choose to not address them. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting.

Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct will be available on www.virtualshareholdermeeting.com/DT2022 prior to the Annual Meeting.

What if I have technical issues during the Annual Meeting?

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection, and they can hear streaming audio prior to the start of the meeting.

Approximately 15 minutes prior to the start of and through the conclusion of the Annual Meeting, a support team will be ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website.
Additional information regarding matters addressing technical and logistical issues, including technically support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/DT2022.

How do I vote?

If shares of our common stock are registered directly in your name with Computershare, our transfer agent, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you may vote by any of the methods listed below:

Virtually In Person

You may attend the Annual Meeting virtually via the internet at www.virtualshareholdermeeting.com/DT2022 and you may vote during the meeting. Access to the webcast will begin at 12:45 pm Eastern Time on August 24, 2022, and you should allow ample time for check-in procedures. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, provided in the Notice, on the proxy card, or in the instructions included with the proxy materials dated July 14, 2022.

By Internet or by Phone Before the Annual Meeting

You may vote by proxy by completing an electronic proxy card over the Internet or by telephone by following the instructions provided in the Notice until 11:59 p.m. Eastern Time on August 23, 2022.

By Mail

If you requested printed copies of the proxy materials, you may vote by proxy by mailing your proxy card as described in the proxy materials. In order to be counted, proxies submitted by mail must be received before the start of the Annual Meeting.

If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name” (i.e., a “street name stockholder”) and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Please follow the instructions from your broker, bank or other nominee to vote by Internet, telephone or by mail. Street name stockholders may not vote virtually in person at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks or other nominees giving them the right to vote virtually in person at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use.

What is the effect of giving a proxy?

If you are a stockholder of record and complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our Board on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the Notice and entering a new proxy vote by mail that we receive before the start of the Annual Meeting or over the Internet or by phone by the cutoff time of 11:59 p.m. Eastern Time on August 23, 2022, (2) attending and voting virtually at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Dynatrace, Inc., 1601 Trapelo Road, Suite 116 Waltham, Massachusetts 02451, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, there were 287,259,635 shares of our common stock outstanding. Therefore, a quorum will be present if 143,629,819 shares of our common stock are present, virtually in person or by proxy, representing a majority of all issued and outstanding shares of common stock entitled to vote as of the Record Date.

Shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What vote is required to adopt the proposals?

Each director nominated via Proposal No. 1 that receives a plurality of the votes properly cast on the election of such director, will be elected, meaning that the three director nominees receiving the most votes "FOR" votes will be elected. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will also have no effect.

For Proposal No. 2, a majority of the votes properly cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023. Abstentions and broker non-votes will have no effect on this proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

For Proposal No. 3, a majority of the votes properly cast is required to approve the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this proposal. Since this proposal is an advisory vote, the result will not be binding on us, our Board or its Compensation Committee. However, the Board values input from stockholders, and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

What are broker "non-votes"?

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker cannot vote the shares because the matter is not considered a routine matter under NYSE rules for which brokers have discretionary authority to vote (a “discretionary matter”). If you do not give instructions to your brokerage firm, (i) the brokerage firm will still be able to vote your shares with respect to our sole “discretionary matter”, Proposal No. 2, the ratification of Ernst & Young LLP, and (ii), will not be allowed to vote your shares with respect to our “non-discretionary matters”, Proposal No. 1 and Proposal No. 3.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. We have also retained Innisfree M&A Incorporated to aid in and advise on certain matters relating to the Annual Meeting for a fee estimated not to exceed $10,000.

How may stockholders submit matters for consideration at an annual meeting?

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice, received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, our bylaws also provide that, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The advance notice requirements under our bylaws for the 2023 Annual Meeting of Stockholders are as follows: a stockholder’s notice shall be timely delivered to our Secretary at the address set forth above not earlier than the close of business on April 26, 2023 and not later than the close of business on May 26, 2023. However, if the date of our 2023 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after August 24, 2023, the anniversary of the Annual Meeting, a stockholder notice will be timely if it is received at the address set forth above by the later of the close of business on (A) the 90th day prior to such annual meeting or (B) the tenth day following the day on which public disclosure of the date of the meeting is made.

Requirements for Stockholder Proposals to be Considered for Inclusion

In addition to the requirements stated above, any stockholder who wishes to submit a proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2023 must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than March 16, 2023. If the date of our annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If the date of our annual meeting is moved, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than June 25, 2023.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS

Our Board currently consists of ten members. In accordance with the terms of our certificate of incorporation and bylaws, our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Directors are expected to be elected to hold office for such three-year term or until the election and qualification of their successors in office, subject to their earlier resignation or removal. The members of the classes are divided as follows:

•the Class I directors are Rick McConnell, Michael Capone and Stephen Lifshatz and their terms will expire at the annual meeting of stockholders to be held in 2023;
•the Class II directors are Seth Boro, Jill Ward and Kirsten Wolberg and their terms will expire at the annual meeting of stockholders to be held in 2024; and
•the Class III directors are Ambika Kapur Gadre, or Ambika Kapur, Steve Rowland, Kenneth “Chip” Virnig and Paul Zuber and their terms will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Paul Zuber is not standing for re-election at the Annual Meeting and, as a result, his term as a director will end at the Annual Meeting and the Board will be reduced to nine members.

Our Board has nominated Ambika Kapur, Steve Rowland and Kenneth “Chip” Virnig for election as the Class III directors at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If any of the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board.

Nominees for Election as Class III Directors

The following table identifies our nominees for director and sets forth their principal occupation and business experience during the last five years and their ages as of July 1, 2022.

Name	Positions and Offices Held with Dynatrace, Inc.	Director Since	Age
Ambika Kapur	Director	2022	54
Steve Rowland	Director	2021	54
Kenneth "Chip" Virnig	Director	2015	38

Ambika Kapur has served on our board since January 27, 2022. In addition, she has served as VP of product marketing for the Network and Advanced Security Business Group at VMware Inc. (NYSE: VMW) since November 2018. From September 2016 to November 2018, she served as President of Xplicable LLC, a strategic consulting group with a focus on cybersecurity. Her responsibilities in this role including serving as Chief Product Officer at DataTribe, a startup foundry that invests in and co-builds world-class startups focused on generational leaps in cybersecurity and data science. From November 2011 to September 2016, she served as VP of product management at Bracket Computing, a cloud security provider acquired by VMware in 2018. From July 2007 to November 2011, she served as head of product and marketing for Cisco System’s Security Technology Business Unit (NASDAQ: CSCO). Ms. Kapur holds an M.A. degree in economics from the Delhi School of Economics at the University of Delhi. Our Board believes that Ms. Kapur’s go-to-market and industry experience qualify her to serve on our Board.

Steve Rowland has served on our Board since July 2021. In addition, he has served as Chief Revenue Officer of Okta, Inc. (NASDAQ: OKTA) since March 2021, and as Executive Advisor and Limited Partner at the Atlanta-based VC firm, Forté Ventures LP since May 2019. Prior to these roles, from August 2019 to March 2021, he served as Vice President, Americas at Splunk Inc. (NASDAQ: SPLK). From October 2015 to August 2019, he served as President at DataStax, Inc. He has also held executive leadership roles at other technology companies including Apigee Corp., Blue Coat Systems LLC and BMC Software Inc. Mr. Rowland holds a B.S. in engineering from Texas A&M University. Our Board believes that Mr. Rowland’s leadership and go-to-market experience and his overall knowledge of our industry qualify him to serve on our Board.

Kenneth “Chip” Virnig has served on our Board since January 2015. Since September 2018, he has served as Partner at Thoma Bravo, and from July 2015 to September 2018 he served as Principal at Thoma Bravo. Mr. Virnig joined Thoma Bravo in 2008 and served as Vice President prior to his promotion to Principal. Prior to that Mr. Virnig worked as an analyst in the investment banking group at Merrill Lynch & Co. from July 2006 to July 2008. He previously served on the board of directors of SailPoint Technologies Holdings, Inc. (NYSE: SAIL) until March 2019 and currently serves as a director of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Examples include Barracuda Networks, Inc., Flexera Software, LLC, Hyland Software, Inc., Imperva, Inc., Kofax, Ltd., LogRhythm, Inc., Proofpoint, Inc., Qlik Technologies, Inc., Sophos Limited, Talend, Inc., and UserZoom, Inc. Mr. Virnig received a B.A. in Business Economics, Commerce, Organizations

and Entrepreneurship from Brown University. Our Board believes that Mr. Virnig’s board and industry experience and his overall knowledge of our business qualify him to serve on our Board.

Vote Required

The election of directors requires a plurality of the votes properly cast "FOR" each nominee. Votes to "withhold" and broker non-votes will have no effect on the election of the nominees.

Our Board recommends voting “FOR” the election of Ambika Kapur, Steve Rowland and Kenneth “Chip” Virnig as the Class III directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2025.

Directors Continuing in Office

The following table identifies our directors continuing in office and sets forth their principal occupation and business experience during the last five years and their ages as of July 1, 2022.

Name	Positions and Offices Held with Dynatrace	Director Since	Class and Year in Which Term Will Expire	Age
Rick McConnell	Chief Executive Officer, Director	2021	Class I – 2023	56
Michael Capone	Director	2019	Class I – 2023	55
Stephen Lifshatz	Director	2019	Class I – 2023	63
Seth Boro	Director	2015	Class II – 2024	46
Jill Ward	Director, Board Chair	2019	Class II – 2024	62
Kirsten Wolberg	Director	2021	Class II – 2024	54

Class I Directors (Term Expires at 2023 Annual Meeting)

Rick McConnell has served as our Chief Executive Officer and on our Board since December 2021. He has over 30 years of experience scaling multi-billion-dollar organizations, developing winning cultures, building broad-based product portfolios and establishing go-to-market strategies and execution plans to drive category leadership. Mr. McConnell worked at Akamai Technologies (NASDAQ: AKAM) from 2011 to 2021, where he held multiple positions, including President and General Manager of the Security Technology Group since March 2021, and President and General Manager of Akamai’s Web Division from May 2016 through February 2021. From 2004 to 2011, he worked at Cisco Systems Inc. (NASDAQ: CSCO) in various senior executive roles. He joined Cisco when the company acquired Latitude Communications, where he was President and Chief Executive Officer. Mr. McConnell holds a B.A. in Quantitative Economics and an M.B.A., both from Stanford University. Our Board believes that based on Mr. McConnell’s knowledge of our company and our business, and his service as our Chief Executive Officer, Mr. McConnell is qualified to serve on our Board.

Michael Capone has served on our Board since July 2019. Mr. Capone has served as the Chief Executive Officer of Qlik Technologies, Inc., which is owned by affiliates of Thoma Bravo, since January 2018. Prior to that, Mr. Capone served as the Chief Operating Officer of Medidata Solutions, Inc. (NASDAQ: MDSO) from October 2014 to December 2017. Prior to joining Medidata, Mr. Capone worked in various executive positions at Automatic Data Processing, Inc., or ADP (NASDAQ: ADP), serving as Corporate Vice President of Product Development and Chief Information Officer from July 2008 to September 2014, and Senior Vice President and General Manager of ADP’s Global HR/Payroll Outsourcing Business from July 2005 to June 2008. He also served on the board of directors of Ellie Mae, which was owned by private equity funds advised by Thoma Bravo, between May 2019 and September 2020. Mr. Capone holds a B.S. in Computer Science from Dickinson College and an M.B.A. in Finance from Pace University. Our Board believes that Mr. Capone’s board and business experience and his overall knowledge of our industry qualify him to serve on our Board.

Stephen Lifshatz has served on our Board since July 2019. Mr. Lifshatz served as the Chief Financial Officer for Lytx, a private video telematics company, from May 2018 through September 2021. Prior to joining Lytx, from January 2017 through May 2018, Mr. Lifshatz was engaged as an independent consultant by several private equity firms to assist in the development and expansion of certain of their portfolio companies. Prior to that, Mr. Lifshatz served as Chief Financial Officer of Fleetmatics Group PLC (NYSE: FLTX) from December 2010 to December 2016. Mr. Lifshatz had also served as Chief Financial Officer of four additional private and public companies during his career. Mr. Lifshatz served on the board of directors of Amicas, Inc. (NASDAQ: AMCS) from June 2007 until June 2010, as well as on the board or advisory board of several companies. Mr. Lifshatz holds a B.S. in Accounting and Marketing from Skidmore College. Our Board believes that Mr. Lifshatz’s board and business experience and his overall knowledge of our industry qualify him to serve on our Board.

Class II Directors (Term Expires at 2024 Annual Meeting)

Seth Boro has served on our Board since January 2015. Mr. Boro has served as a Managing Partner at Thoma Bravo since 2013. He joined Thoma Bravo in 2005 and became a Partner in 2010, serving in that capacity until becoming a Managing Partner in 2013. Mr. Boro was previously an associate with the private equity firm Summit Partners from July 2000 to May 2003 and an analyst with Credit Suisse from July 1999 to July 2000. Mr. Boro currently serves on the board of directors of SolarWinds Corporation (NYSE: SWI) and previously served on the board of directors of SailPoint Technologies Holdings, Inc. (NYSE: SAIL) until November 2018. He currently serves as a director of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Example companies include Barracuda Networks, Calabrio, Inc., ConnectWise, Inc., Flexera Software, LLC, Hyland Software, Inc., Imperva, Inc., Kofax, Ltd., LogRhythm, Inc., Sophos Limited and Venafi, Inc. Mr. Boro also serves or has previously served on the board of directors of other cyber security companies. Examples include Blue Coat Systems, Inc., Entrust, Inc., McAfee, LLC, SonicWALL, Inc. and Tripwire, Inc. Mr. Boro received his M.B.A. from the Stanford Graduate School of Business and is a graduate of Queen’s University School of Business (Canada), where he received a Bachelor of Commerce degree. Our Board believes that Mr. Boro’s board and industry experience qualify him to serve on our Board.

Jill Ward has served on our Board since September 2019 and as Chairperson of our Board since January 2021. From October 2018 to February 2020, Ms. Ward served as an operating partner of Lead Edge Capital, a growth equity investment firm. Ms. Ward has served as a member of the board of directors of HubSpot (NYSE: HUBS) since October 2017 and as a member of the board of directors of Informatica (NYSE: INFA) since June 2021. Ms. Ward served as a member of the board of directors of Carbon Black, Inc. (Nasdaq: CBLK) from December 2018 until its acquisition by VMware, Inc. in October 2019 and she served as President and Chief Operating Officer of Fleetmatics from 2015 until its acquisition by Verizon Communications in 2016. Prior to Fleetmatics Group PLC (NYSE: FLTX), from 2001 to 2014, Ms. Ward served as Vice President and then Senior Vice President and General Manager at Intuit Inc. (NASDAQ: INTU). Ms. Ward's experience also includes leadership roles at Telespectrum, Fidelity Investments, and Bain & Company. Ms. Ward holds an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College and a B.A. from Wellesley College. Our Board believes that Ms. Ward’s board and business experience and her overall knowledge of our industry qualify her to serve on our Board.

Kirsten O. Wolberg has served on our board of directors since March 2021. From November 2017 to February 2021, Ms. Wolberg served as the Chief Technology and Operations Officer for DocuSign, Inc. (NASDAQ: DOCU). From January 2012 to October 2017, Ms. Wolberg was a Vice President at PayPal, Inc., a subsidiary of PayPal Holdings, Inc. (NASDAQ: PYPL), where she served in various executive roles including as Vice President, Technology from 2012 to 2015. Prior to that, Ms. Wolberg was Chief Information Officer for Salesforce (NYSE: CRM) from May 2008 to September 2011. In addition, Ms. Wolberg serves on the board of directors of lender Sallie Mae (NASDAQ: SLM), enterprise technology companies CalAmp Corp. (NASDAQ: CAMP) insurance technology company, Pie Insurance Holdings, Inc., a natural language processing company, Pryon Inc., music platform company Epidemic Sound AB, and a non-profit organization in the workforce development space, Jewish Vocational Services. Ms. Wolberg holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. in Business Administration from the University of Southern California. Our Board believes that Ms. Wolberg’s board and enterprise technology experience and her overall knowledge of the SaaS software industry qualify her to serve on our Board.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. Messrs. Boro and Virnig have been designated as nominees for election to our Board by Thoma Bravo, LLP, as provided under our charter, see “Certain Sponsor Rights”, below. There is no other arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. There are no material legal proceedings to which any of our directors or any associate of any such director is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not members of our Board, and sets forth their current positions at Dynatrace and their ages as of July 1, 2022.

Name	Position Held with Dynatrace	Officer Since	Age
Kevin Burns	Chief Financial Officer and Treasurer	2016	52
Bernd Greifeneder	Chief Technology Officer	2014	50
Stephen J. Pace	Chief Revenue Officer	2016	62

Kevin Burns has served as our Senior Vice President, Chief Financial Officer and Treasurer since September 2016. Mr. Burns was also the Treasurer and Secretary of SIGOS LLC, an affiliate of Dynatrace, until July 2018. Prior to his role at Dynatrace, Mr. Burns was the President, Chief Financial Officer and Chief Operating Officer of iCAD Inc. (NASDAQ: ICAD) from April 2011 until September 2016. From April 2008 until May 2010, Mr. Burns was Senior Vice President, Chief Financial Officer of AMICAS, Inc. (NASDAQ: AMCS), and he was the Vice President of Finance and Corporate Development from November 2004 until March 2008. Mr. Burns holds a B.S. from Babson College and an M.B.A. from Babson College’s Franklin W. Olin Graduate School of Business.

Bernd Greifeneder has served as our Senior Vice President, Chief Technology Officer since December 2014. Mr. Greifeneder co-founded dynaTrace Software GmbH in 2005, where he was the Chief Executive Officer until 2008, and the Chief Technology Officer until December 2014. Prior to this, Mr. Greifeneder held a variety of roles at Segue Software Inc. from January 1998 to February 2005, including Project Lead, Chief Technology Officer of Global Technologies and Chief Software Architect. Mr. Greifeneder holds a B.S. in Computer Science and an M.S. in Computer Science from Johannes Kepler Universität Linz, Austria.

Stephen J. Pace has served as our Senior Vice President, Chief Revenue Officer since November 2021 and as our Senior Vice President, Global Sales from March 2016 to November 2021. Prior to this, Mr. Pace was the Senior Vice President, Global Sales for Raytheon Cyber Products, Inc., a subsidiary of Raytheon Company (NYSE: RTN), from January 2014 until February 2016. Prior to his role at Raytheon, Mr. Pace was Executive Vice President of Global Sales and Advisory Board Member at Rapid Focus Security,

Inc. (d/b/a Pwnie Express), from January 2013 until January 2014 and he remained an advisor to the company until November 2019. He has also held various North American and Global Sales and Marketing roles with Seagate Software (acquired by Veritas), GeoTrust (acquired by Verisign), NaviSite (acquired by Time Warner), and IBM (NYSE: IBM). Mr. Pace holds a B.S. in Electrical Engineering, with honors, from Pennsylvania State University and has been an Advisory Board member since 2008 in the College of Information Science and Technology at Pennsylvania State University.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers or any associate of any such executive officer is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

CORPORATE GOVERNANCE

Certain Sponsor Rights

We have a relationship with our equity sponsor, Thoma Bravo, LLC, or Thoma Bravo, who has made significant equity investments in us. As of July 1, 2022, Thoma Bravo beneficially owned 84,298,270 shares of our common stock, representing approximately 29.35% of our common stock. During 2022, 2021 and 2020, Messrs. Boro, Virnig, and Zuber each served on our Board as nominees of Thoma Bravo.

Our charter provides that for so long as Thoma Bravo beneficially owns at least (i) 20% (but less than 30%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate a number of directors to our board equal to the lowest whole number that is greater than 30% of the total number of directors (but in no event fewer than two directors); (ii) 10% (but less than 20%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate a number of directors to our board equal to the lowest whole number that is greater than 20% of the total number of directors (but in no event fewer than one director); and (iii) at least 5% (but less than 10%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate one director to our board. As of July 1, 2022, pursuant to our charter, Thoma Bravo is entitled to nominate four of our directors.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. During fiscal 2022, our Nominating and Corporate Governance Committee engaged the services of a globally-recognized recruiting firm to assist in identifying, obtaining and assessing background information relating to potential candidates. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board are as follows:

•High standards of personal and professional ethics and integrity.
•Proven achievement and competence in the nominee’s field, business acumen and the ability to exercise sound business judgment.
•Skills, background including racial, ethnic and gender diversity, and experience that are complementary to those of the existing board.
•The ability to assist and support management and make significant contributions to our success.
•An understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The Nominating and Corporate Governance Committee will consider candidates properly recommended by security holders holding at least three (3%) of our common stock continuously for at least twenty-four (24) months before the date of the recommendation. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that none of our directors (other than Mr. McConnell) has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the New York Stock Exchange, or NYSE. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence and eligibility to serve on the committees of our Board, including the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Committees

Our Board has established a standing Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Cybersecurity Committee. Each of these committees operates under a charter that satisfies the applicable standards of the SEC and NYSE, if any. Each committee reviews its respective charter at least annually.

A current copy of the charter for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Cybersecurity Committee is posted on the governance section of our website, https://ir.dynatrace.com/corporate-governance/governance-documents. We have adopted a Code of Business Conduct and Ethics that applies to our Board and all of our officers and employees. In addition, we have adopted Corporate Governance Guidelines that formalize certain fundamental board policies and practices. Both of these documents are posted on the governance section of our website, https://ir.dynatrace.com/corporate-governance/governance-documents.

Audit Committee

Stephen Lifshatz, Jill Ward and Steve Rowland serve on the Audit Committee, which is chaired by Mr. Lifshatz. Our Board has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable NYSE rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board has designated Mr. Lifshatz as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended March 31, 2022, the Audit Committee met six times, made recommendations to the Board during Board meetings, took other actions through written consent, and met informally at other times without taking action. The report of the Audit Committee is included in this proxy statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:

•assisting our Board in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm to audit our financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions;
•reviewing our earnings releases and the financial information and guidance that we disclose publicly;
•evaluating the performance, responsibilities and staffing of our internal audit function; and
•approving or, as required, pre-approving auditing and permissible non-audit services, other than de minimis non-audit services, and the terms of such services, to be performed by our independent registered public accounting firm.

Compensation Committee

Michael Capone, Stephen Lifshatz and Kirsten Wolberg serve on the Compensation Committee, which is chaired by Mr. Capone. Our Board has determined that each member of the Compensation Committee meets the requirements of a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act, and is “independent” for Compensation Committee purposes as that term is defined in the applicable SEC and NYSE rules. During the fiscal year ended March 31, 2022, the Compensation Committee met five times, made recommendations to the Board during Board meetings, and took other actions through written consent. The Compensation Committee’s responsibilities include:

•reviewing and approving the goals and objectives relating to the compensation of our executive officers, including any long-term incentive components of our compensation programs;
•evaluating the performance of our executive officers in light of the goals and objectives of our compensation programs and determining the compensation of each executive officer other than our chief executive officer based on such evaluation;
•evaluating the performance of our chief executive officer in light of the goals and objectives of his compensation programs, and determining the compensation of our chief executive officer, in consultation with the Board;
•reviewing and approving, subject, if applicable, to stockholder approval, our executive compensation programs;
•reviewing and approving the terms and conditions of our performance-based incentive plans, and serving as the administrator of our equity-based incentive plans;
•reviewing the operation and efficacy of our executive compensation programs in light of their goals and objectives, including the alignment of our compensation programs with our strategies and efforts related to diversity, equity and inclusion and environmental, social, and governance, or ESG, matters;
•reviewing and assessing risks arising from our compensation programs;
•reviewing and recommending to the Board the appropriate structure and amount of compensation for our directors;

•reviewing and approving, subject, if applicable, to stockholder approval, material changes in our employee benefit plans; and
•establishing and periodically reviewing policies for the administration of our equity compensation plans.

Nominating and Corporate Governance Committee

Paul Zuber, Ambika Kapur, and Kenneth “Chip” Virnig serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Zuber. Mr. Zuber is not standing for re-election at the Annual Meeting, and as a result, his term as a director will end at the Annual Meeting. Jill Ward will replace Mr. Zuber as chair of the Nominating and Corporate Governance Committee at that time. Mr. Capone served until January 2022 when Ms. Kapur was appointed to the Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” for Nominating and Corporate Governance Committee purposes as that term is defined in the rules of the SEC and the applicable NYSE rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•identifying, evaluating and recommending qualified persons to serve on our Board;
•considering and making recommendations to our Board regarding the composition and chairs of the committees of our Board;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters and periodically reviewing such guidelines and recommending any changes;
•overseeing annual evaluations of our Board’s performance, including committees of our Board and management; and
•providing oversight of the Company’s strategy, policies, practices and reporting regarding ESG matters and reviewing and assessing the Company's policies and practices related to ESG matters.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by our board members, including our chief executive officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates properly recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described in this proxy statement under the heading “Stockholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our Board is responsible for filling vacancies on our Board and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. Our Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with other members of our Board, with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. During the fiscal year ended March 31, 2022, True Capital Partners, LLC was retained to assist in identifying potential candidates, and obtaining and assessing related background information, for director nominees. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval to fill a vacancy or as director nominees for election to the Board by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. During the fiscal year ended March 31, 2022, the Nominating and Corporate Governance Committee met five times, made recommendations to the Board during Board meetings, and took other actions through written consent.

Cybersecurity Committee

Paul Zuber, Michael Capone, Kenneth “Chip” Virnig and Kirsten Wolberg serve on the Cybersecurity Committee, which is chaired by Ms. Wolberg. Mr. Zuber, who served as chair of the Cybersecurity Committee until 27 January 2022, is not standing for re-election at the Annual Meeting, and as a result his term as a director will end at the Annual Meeting. The Cybersecurity Committee’s responsibilities primarily include providing oversight of our policies, plans, and programs relating to cybersecurity and data protection risks associated with our products, services, and business operations; providing feedback on cybersecurity related matters, including but not limited to strategies, objectives, capabilities, initiatives, and policies; and oversight of other tasks related to our cybersecurity functions. From August 2019 to January 2021, the Cybersecurity Committee was a subcommittee of the Audit Committee. The

Cybersecurity Committee was reconstituted as a committee of the Board in January 2021, and during the fiscal year ended March 31, 2022, the Cybersecurity Committee met four times and made recommendations to the Board during board meetings.

Board and Committee Meetings Attendance

Our Board met fourteen times during fiscal year 2022. During fiscal year 2022, each member of the Board attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. Six out of nine of our then-serving directors attended our 2021 annual meeting.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors, employees and certain designated consultants and contractors, including short sales of our securities and the purchase or sale of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership. Any waiver of this policy requires the approval of our Audit Committee. To date, no such requests have been made or approved.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. A current copy of the code is posted on the governance section of our website, which is located at https://ir.dynatrace.com/corporate-governance/governance-documents. We intend to disclose any amendment or waiver of a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or persons performing similar functions, by posting such information on our website available at https://ir.dynatrace.com and/or in our public filings with the SEC. To date, there have been no waivers granted under our Code of Business Conduct and Ethics.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of board chair is separated from the role of chief executive officer. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chair of the board to lead the Board in its fundamental role of providing advice to, and independent oversight, of management. Our Board recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chair, particularly as the Board’s oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chair and chief executive officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The Audit Committee has undertaken a comprehensive enterprise risk management program to identify, prioritize as to likelihood and magnitude, and continuously monitor the various risks that we face and how they are being addressed. The full Board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a committee of our Board is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Environmental, Social and Governance Commitments

We are committed to making a positive global impact. In 2022, we conducted our first materiality assessment to identify the ESG risks and opportunities of highest priority to our company and our stakeholders. The findings of this inaugural assessment will inform our ongoing ESG strategy and our first ESG Report, which we intend to publish in the summer of 2023. The information below related to our ESG initiatives supplements the information contained in our 2022 Annual Report under the heading “Human Capital Management – Diversity and Inclusion.”

Materiality Assessment. A summary report of the findings of our inaugural materiality assessment conducted in 2022 is available at https://www.dynatrace.com/company/sustainability/. We engaged an independent, small, women-owned ESG strategy and communications consulting firm to lead this assessment and provide guidance on navigating environmental, social, human capital, and governance topics. The assessment results were reviewed with our leadership team, including our chief executive officer, chief financial officer, and general counsel, and the report was shared with the Board.

Board Oversight of ESG. Board oversight of ESG matters primarily occurs through the Committees of the Board. As noted elsewhere in the proxy, our ESG strategy and related disclosures are under the oversight of the Nominating and Corporate Governance Committee of the Board as reflected in its charter, and reviewed at least annually. The Audit Committee also is engaged to provide regular oversight of our ethics and compliance, as is the Cybersecurity Committee with respect to data privacy and security matters. The Compensation Committee provides oversight with respect to Company-wide compensation plans and programs, and the alignment of our compensation and benefit programs with our ESG initiatives. The Board or its Committees offers management feedback on ESG best practices that help guide development of our various ESG initiatives.

Environmental

Dynatrace is committed to protecting the environment by monitoring and managing our business operations to better understand and continuously reduce our negative impact on the environment. We strive to reuse or recycle our corporate IT equipment (computers, phones, etc.) across all our global office locations, and follow international guidelines for the disposal of electronic waste. Asset recycling is completed through our third-party vendor, Dell Technologies, which has represented to us that its asset recovery services follow all local guidelines for asset disposal and data destruction.

Several of our office locations, including our Waltham, MA headquarters, are powered by 100% renewable energy. All of our office space is leased, and in retaining office space we prioritize space in LEED certified buildings or a local equivalent.

We continue to pursue additional ways to prioritize clean energy, reduce water usage, and increase the adoption of environmentally sustainable practices. We are currently conducting a greenhouse gas (GHG) emissions and water consumption accounting analysis to inventory baseline environmental data from fiscal 2022, and so we can better understand and manage our carbon footprint.

Social

Global Inclusion & Diversity. We are focused on building an inclusive culture and sustaining a diverse workforce through a variety of company initiatives, such as training for employees around diversity and inclusion-related topics designed to create a culture of belonging. As we continue to grow, we embrace teammates with unique perspectives and backgrounds which advances our ability to creatively problem-solve and develop products that work for our customers globally.

In 2021, we formed a team dedicated to diversity, equity and inclusion, or DE&I, that is establishing hiring goals focused on increasing gender and ethnic diversity. We believe bringing transparency into our current representation in these areas is a critical first step. In fiscal 2022, women represented 24% of our global employee population and Black, Indigenous, and people of color, or BIPOC, representation was 24% of our United States employee population. This demographic data informs our DE&I strategy development.

Dynatrace continues to be recognized as an employer of choice clinching awards around the globe in 2021 and 2022. Some of our notable recognitions include being named #1 IT company in Austria, #1 Company in Upper Austria and #6 Company overall in Austria ranked by Trend in cooperation with Statista, Kununu, and XING. We were included in Inc’s Best-Led Companies of 2021 list, Boston Globe’s Top 25 Local Companies List, BuiltIn Boston’s Best Places to Work in Boston and Bay Area lists, BuiltIn’s Best Large Companies to Work For list and Detroit Free Press’ Top Workplace list. Dynatrace was also honorably mentioned in a number of categories by Comparably’s workplace awards including Best Company Outlook, Best Global Culture and Best Places to Work in Boston. In addition, we continue to establish active employee-led resource groups, or Dynaspaces, including Dynaspace for Women, Dynaspace for Black Employees, Dynaspace for LGBTQ+ Employees, and Dynaspace for Men of Color. These groups provide resources, programs, and safe spaces for our employees to bring their authentic selves to work. Most recently we launched the Dynatrace Work Model program, which allows employees to select the best work mode for them across in-office, remote and hybrid options.

Community Involvement. We strive to be an active contributor in the communities where our employees, live and work. Dynatrace employees have the opportunity to participate in our volunteer paid time-off program and work with charitable organizations they are passionate about. Additionally, many of our regional office locations host volunteer days with valued local organizations. Earlier this year, Dynatrace announced a partnership with the Girls in Tech Australia chapter to support programming aimed to connect and inspire women pursuing careers in technology. In response to the 2022 Russian invasion of Ukraine, Dynatrace employees responded immediately, volunteering over 300 hours and funding 700 refugee beds. In addition, Dynatrace and our employees donated money to the Red Cross and UNICEF, supplied goods and furnished shelters, and provided transportation. We plan to partner with more local organizations around the world as we continue to expand our community involvement program.

Governance

Board Diversity. We believe it is essential to have directors representing diversity in many dimensions of background, identity and experience, and the Nominating and Corporate Governance Committee of our Board has adopted a policy regarding the qualifications sought in our Board members that encompasses a candidate's diversity. In 2022, Ambika Kapur, a person of Asian descent, was added to the Board as a new independent director, increasing the representation of women on our Board alongside Jill Ward (our Board Chair) and Kirsten Wolberg.

Human Rights. We have adopted a human rights policy based on international standards, and global approaches to environmental sustainability, diversity, and inclusion. Our expectations in these areas for suppliers are also reflected in our supplier code of conduct. These commitments and policies are available at https://www.dynatrace.com/company/sustainability/.

Stockholder Outreach

During fiscal 2022, we conducted outreach to all of our 25 largest stockholders and other investors, who collectively held 73% (43% excluding Thoma Bravo) of our outstanding shares, to express an interest in meeting with them to discuss governance matters at Dynatrace. We engaged with more than half of those investors and discussed a broad range of ESG topics with them. These engagement efforts led to meaningful conversations, which provided the Board and management with a valuable understanding of certain investors’ perspectives. When the Board conducted its regular evaluation of corporate governance matters, it discussed the input received, and the evaluation process was reflective of those perspectives. We were encouraged by the feedback we received and look forward to continuing our dialogue with our stockholders in fiscal 2023.

Information Security

Information has become one of the most valuable assets of modern businesses, and protecting it, in an ever-changing threat landscape, requires a multi-tiered approach.

We are focused on security, compliance and privacy measures to meet industry and regulatory expectations to secure our customers’ data. Dynatrace runs primarily on the Amazon Web Services (AWS) cloud-computing service and benefits from Amazon’s secure data centers, which are certified for ISO 27001, PCI-DSS Level 1, and SOC 1 / SSAE-16. Recently, we've added hosting options for Microsoft Azure and Google Cloud Platform, with similar certifications. We provide security awareness and data protection training and continuously hone our detection and response capabilities. We test the robustness of our platform through internal and external security assessments, including penetration tests conducted by certified independent auditors, maintaining a SOC2 Type II certification and FedRAMP authorization, and source code reviews.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Communication with the Directors of Dynatrace

Any interested party with concerns about our Company may report such concerns to our Board by submitting a written communication to the attention of the Board as a whole or to one or more individual directors by name, at the following address:

Dynatrace, Inc.
1601 Trapelo Road, Suite 116
Waltham, MA 02451
United States
Attn: General Counsel

Communications to the Board may also be sent to CorporateSecretary@dynatrace.com. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

We will forward such communication to each director to who such communication is addressed, and to the Chair of the Board in his or her capacity as representative of the Board. Our General Counsel will review these communications and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the Company, solicitations, advertisements, surveys, “junk” mail or mass mailings.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Dynatrace regarding accounting, internal accounting controls, audit matters, fraud, financial misconduct or potential violations of our code of conduct, including the confidential, anonymous submission by employees of concerns regarding such matters. Dynatrace has established a reporting portal at www.dynatrace.com/ethics/ for reporting such concerns online or by telephone to +1 800-493-0611 (toll free in the United States) or the other numbers listed on the portal. A complaining party may also submit a confidential report to the Audit Committee by sending a letter c/o Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451; Attention: Audit Committee Chair.

Director Compensation

The table below presents the total compensation for each person who served as a non-employee director during fiscal year 2022. Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who also serve as employees receive no additional compensation for their service as directors. During a portion of fiscal year 2022, each of Mr. Van Siclen, our former Chief Executive Officer, and Mr. McConnell, our current Chief Executive Officer, were a member of our Board, as well as an employee, and received no additional compensation for their services as a director. See the section titled “Executive Compensation” for more information about Mr. Van Siclen and Mr. McConnell’s respective compensation for fiscal year 2022. In addition, our non-employee directors receive an annual cash retainer payable quarterly, reflected below.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Award ($) (3)	All Other Compensation ($)	Total ($)
Seth Boro(4)	37,194	200,376	—	237,570
Michael Capone(5)	60,000	200,376	—	260,376
Ambika Kapur(6)	7,111	400,330	—	407,441
Stephen Lifshatz(4)	60,344	200,376	—	260,720
James K. Lines(7)(8)	21,263	—	—	21,263
Steve Rowland(9)	30,913	435,669	—	466,582
Kenneth “Chip” Virnig(4)(7)	45,000	200,376	—	245,376
Jill Ward	80,000	200,376	—	280,376
Kirsten Wolberg(10)	44,725	200,376	—	245,101
Paul Zuber(8)(11)	55,000	200,376	—	255,376

(1)Messrs. Boro and Virnig are representatives of Thoma Bravo LLC and the Thoma Bravo Funds. Mr. Lines is a senior operating partner of Thoma Bravo LLC, and Mr. Zuber is an operating partner of Thoma Bravo LLC.
(2)Amounts represent cash compensation earned during fiscal year 2022 for services rendered by each member of the Board. The amounts are based on their service on the Board and each committee, pro-rated based on the days served during the 2022 fiscal year.
(3)The amounts represent the aggregate grant date fair value of restricted stock units granted to our directors during fiscal year 2022, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 13 to our audited consolidated financial statements included in our 2022 Annual Report. As of March 31, 2022, Ms. Ward held 10,187 unvested restricted stock units, each of Messrs. Boro, Virnig, and Zuber held 3,010 unvested restricted stock units, each of Messrs. Capone and Lifshatz held 12,385 unvested restricted stock units and Ms. Wolberg held 8,560 unvested restricted stock units. Upon joining the Board, Mr Rowland received an initial grant of 6,900 unvested restricted stock units and a pro-rated annual grant of 510 unvested restricted stock units and Ms. Kapur received an initial grant of 8,170 unvested restricted stock units, all of which are unvested as of March 31, 2022.
(4)Mr. Boro resigned from the Compensation Committee and Mr. Lifshatz was appointed to the Compensation Committee, effective July 15, 2021. Each received a retainer pro-rated for the days served during the 2022 fiscal year.
(5)Mr. Capone resigned from the Nominating and Corporate Governance Committee effective January 27, 2022.
(6)Ms. Kapur was appointed to the Board and the Nominating and Corporate Governance Committee on January 27, 2022. Ms. Kapur received an initial equity grant upon joining the Board and a retainer pro-rated for the days served during the 2022 fiscal year.
(7)Mr. Lines did not stand for re-election at the 2021 annual stockholders meeting and stood down from the Audit and Compensation Committees on August 26, 2021.
(8)Messrs. Lines and Zuber are not employees of Thoma Bravo LLC, its affiliates or the Thoma Bravo Funds. Messrs. Lines and Zuber are considered independent contractors of Thoma Bravo and may have business or investment activities unrelated to Thoma Bravo.
(9)Mr. Rowland was appointed to the Board effective July 15, 2021, and to the Audit Committee on August 26, 2022. Mr. Rowland received an initial equity grant upon joining the Board, as well as a pro-rated annual grant and a retainer pro-rated for the days served during the 2022 fiscal year.

(10)Ms. Wolberg was appointed to the Compensation Committee effective August 26, 2021, and became Chair of the Cyber Security Committee on January 27, 2022. Ms. Wolberg received a retainer upon her appointments pro-rated for the days served during the 2022 fiscal year.
(11)Mr. Zuber resigned as Chair of the Cyber Security Committee effective January 27, 2022, and continues to serve as a member until the expiration of his term at the Annual Meeting.

Non-Employee Director Compensation Policy

Our Non-Employee Director Compensation Policy is designed to ensure that the compensation of non-employee directors aligns the directors’ interests with the long-term interests of the stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our directors are fairly compensated. Employee directors do not receive additional compensation for their services as directors. This policy is also intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors.

Under the policy, upon initial election or appointment to the Board, new non-employee directors shall receive a restricted stock unit award with a value of $400,000, 25% of which will vest upon the one-year anniversary of the grant date and the balance will vest ratably over twelve equal quarterly installments, or the Initial Grant. In each subsequent year of a non-employee director’s tenure, the non-employee director will receive a restricted stock unit award with a value of $200,000, which will vest in full upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders. In July 2021, the Compensation Committee adopted guidelines allowing the Committee in its discretion to pro-rate the first annual equity award for a director who joins the Board within six months of the next annual meeting of stockholders, based on the number of months served rounded up to the nearest month. Vesting of any equity award will cease if a director resigns from our Board or otherwise ceases to serve as a director, unless the Board determines that circumstances warrant continuation of vesting. In addition, all such awards are subject to full accelerated vesting upon the change in control of our Company (as defined in the policy).
In addition, each non-employee director is paid an annual retainer of $35,000 for their services. Such cash retainers are paid in quarterly installments, and may be pro-rated based on the number of actual days served by the director during such calendar quarter. Ms. Ward, as Chair of the Board, receives an annual retainer of $35,000.

Committee members also receive additional annual retainers. These additional payments for service on a committee are due to the workload and broad-based responsibilities of the committees. These committee retainers are as follows:

Committee	Member Annual Fee	Chair Annual Fee
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Cybersecurity Committee	$5,000	$10,000

Director Ownership Guidelines

In July 2021, our Board adopted equity ownership guidelines to further align the interests of our directors with those of our stockholders. Under the guidelines, our directors are expected to hold common stock valued at a multiple of five (5) times their current annual cash retainer fee for board service within five (5) years of becoming subject to the guidelines. For purposes of these guidelines, stock ownership only includes shares for which the director has direct or indirect ownership or control and includes restricted stock units, but does not include unexercised stock options, unvested restricted stock units and other unvested, unsettled and/or unexercised equity awards.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, and subject to compliance with the terms of our insider trading policy.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS DYNATRACE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING MARCH 31, 2023

Our independent registered public accounting firm for the fiscal year ending March 31, 2022 was BDO USA, LLP, or BDO. After considering a change in our independent registered accounting firm, our Audit Committee appointed Ernst & Young LLP, or EY, as our independent registered public accounting firm to perform the audit of our consolidated financial statements, including internal controls over financial reporting, for the fiscal year ending March 31, 2023. We are asking our stockholders to ratify this appointment.

The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending March 31, 2023. Stockholder approval is not required to appoint EY as our independent registered public accounting firm. However, the Board believes that submitting the appointment of EY to the stockholders for ratification is good corporate governance. A majority of the votes properly cast is required in order to ratify the appointment of EY. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EY. If the selection of EY is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our Company and our stockholders.

A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders. We do not expect that a representative of BDO will attend the Annual Meeting.

Change in Independent Registered Public Accounting Firm

As previously disclosed in a Current Report on Form 8-K filed with the SEC on June 3, 2022, on May 31, 2022, the Audit Committee (1) dismissed BDO as our independent registered public accounting firm effective as of that date and (2) approved the appointment of EY as our new independent registered public accounting firm, subject to completion of EY’s standard client acceptance procedures and execution of an engagement letter. In accordance with such approval, the engagement of EY became effective on June 30, 2022. BDO had served as the Company's independent registered public accounting firm from 2015 through the period ended March 31, 2022.

BDO’s reports on the Company’s financial statements for the fiscal years ended March 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through May 31, 2022, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through May 31, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed, the Company reported that there was a material weakness in the Company’s internal control over financial reporting for the periods ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020. In preparing the global tax provision for those prior periods, the Company determined it did not maintain effective internal controls over accounting for income taxes in connection with the preparation and review of the Company’s global tax provision, and particularly in the area of realizability of tax attributes such as foreign tax credits and other domestic deferred tax assets. During the fiscal year ended March 31, 2021, management implemented a remediation plan that included: (1) hiring tax specialists to assist in the preparation of the Company’s tax provision as needed, (2) enhancing the Company’s documentation and management review of tax balances, and (3) implementing changes and improvements in the Company’s internal control over financial reporting environment. This material weakness did not result in a misstatement of the Company’s financial statements and was remediated as of March 31, 2021. This reportable event was discussed among the Company’s management, the Audit Committee, our Board and BDO. BDO has been authorized by the Company to respond fully to the inquiries of EY, the successor accountant, concerning this reportable event.

During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through May 31, 2022, neither the Company nor anyone acting on its behalf consulted EY regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on Dynatrace’s financial statements or any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

BDO has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements, a copy of which is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on June 3, 2022.

We incurred the following fees from BDO for the audit of the consolidated financial statements and for other services provided during the years ended March 31, 2022 and 2021.

	2022	2021
Audit fees (1)	$2,573,423	$3,464,501
Audit related fees (2)	$15,530	$30,025
Tax fees (3)	$35,656	$73,521
All other fees	—	—
Total fees	$2,624,609	$3,568,047

(1)Audit fees consist of fees for professional services performed for the audit of our annual consolidated financial statements and the required review of quarterly consolidated financial statements and other procedures performed by the independent registered accounting firm in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered accounting firm in connection with statutory and regulatory filings or engagements, including SEC registration statements associated with offerings.
(2)Audit-related fees consist of fees for assurance and related services that traditionally are performed by independent registered accounting firm that are reasonably related to the performance of the audit or review of the financial statements. Audit related fees in the above table represent fees related to certain services associated with statutory financial statements for our international subsidiaries.
(3)Tax fees consist of fees for all professional services performed by professional staff in our independent registered accounting firm’s tax division, except those services related to the audit of our consolidated financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

Audit Committee Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below, except for services for which the aggregate cost is below a specified de minimus dollar amount.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2022 and 2021 fiscal years, no services were provided to us by BDO other than in accordance with the pre-approval policies and procedures described above.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast. Abstentions and broker non-votes will have no effect on this proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

Our Board recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as Dynatrace’s independent registered public accounting firm for the fiscal year ending March 31, 2023.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board comprised solely of financially literate independent directors as required by the listing standards of the New York Stock Exchange and the rules and regulations of the SEC. The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board.

Management is responsible for the preparation of our financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as more specifically set forth in its charter.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the fiscal year ended March 31, 2022. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DYNATRACE, INC.
Stephen Lifshatz, Chair
Steve Rowland
Jill Ward

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3 – NON-BINDING, ADVISORY VOTE
TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in our annual proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation program is designed to reward our named executive officers for the achievement of short-term and long-term financial, operational, and strategic goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which discuss how our executive compensation policies and practices implement our compensation philosophy, and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board and the Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The vote is advisory, which means that the vote is not binding on us, our Board or the Compensation Committee. Although non-binding, our Board and the Compensation Committee place a very high value on the opinions that stockholders express in their votes, and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

At our 2021 annual meeting of stockholders, our stockholders voted on a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. More than 99% of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of our named executive officers annually, which was consistent with the recommendation of our Board. Our Board considered the voting results with respect to the frequency proposal and other factors, and the Board currently intends for the Company to hold a non-binding, advisory vote on the compensation of our Named Executive Officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers, which vote is required at least every six years.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Dynatrace, Inc. approve, on a non-binding, advisory basis, the compensation of the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast. Abstentions and broker non-votes will have no effect on this proposal. As noted above, the vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee.

Our Board recommends that you vote "FOR" the approval of, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation program as it relates to the following “named executive officers”:

•Rick McConnell, our Chief Executive Officer since December 13, 2021
•John Van Siclen, our former Chief Executive Officer through December 13, 2021
•Kevin Burns, our Chief Financial Officer
•Stephen J. Pace, our Chief Revenue Officer
•Bernd Greifeneder, our Chief Technology Officer

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

CEO Transition

On November 15, 2021, we announced that, in connection with his planned retirement, Mr. Van Siclen would resign upon mutual agreement with the Board as the Company’s Chief Executive Officer and as a member of the Board, which resignation was effective on December 13, 2021. In connection with Mr. Van Siclen’s retirement, Mr. Van Siclen agreed to provide transitional consulting services to us through May 31, 2022. Also on November 15, 2021, we announced that Mr. McConnell had entered into an employment agreement with us, pursuant to which he became our Chief Executive Officer and was appointed as a member of our Board effective as of December 13, 2021.

Business Overview and Fiscal Year 2022 Performance Highlights

We are a growing and profitable global technology company that delivers the market-leading software intelligence platform, purpose-built for dynamic, multi-cloud environments. The goal of our compensation programs is to ensure that the interests of our employees, including our named executive officers, are aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.
During fiscal year 2022, we made significant progress on our business goals, with strong results across all our key operating metrics, including the following achievements that impacted executive compensation:

•Annual Recurring Revenue* was $995 million, growing 31% year-over-year in constant currency;
•Total revenue was $925 million, representing 32% year-over-year growth in constant currency; and
•Non-GAAP operating income* was $234 million, or 25% of revenue.

* See below under the heading "A Note on non-GAAP Measures & Key Metrics".

We provide our executive officers with a significant portion of their compensation through cash incentive compensation determined based upon the achievement of financial performance metrics, as well as through equity compensation, more than half of which is also determined based upon achievement of those metrics. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will be directly related to our financial and operational performance. Equity compensation derives its value from the appreciation of shares of our common stock, which in the future is likely to fluctuate based on our financial and operational performance.

As described in more detail below, under the heading “Fiscal Year 2022 Annual Incentive Program,” based on our performance during fiscal year 2022, our Compensation Committee and Board determined that we achieved over 100% of our company goals for fiscal year 2022.

A Note on Non-GAAP Measures & Key Metrics

As further described below, our executives are in certain ways measured and rewarded based on the Company's or their personal achievement of certain non-GAAP financial measures, including non-GAAP operating income, and certain operational metrics, such as Annual Recurring Revenue. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are provided in Appendix A, "Reconciliation of Non-GAAP Measures".

Non-GAAP Operating Income is defined as operating income adjusted to exclude share-based compensation, employer payroll taxes on employee stock transactions, amortization of other intangibles and certain restructuring and other gains and losses.

Annual Recurring Revenue is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of total Annual Recurring Revenue any revenues derived from month-to-month agreements and/or product usage overage billings.

Fiscal Year 2022 Executive Compensation Program Highlights

Our fiscal 2022 compensation program for our named executive officers reflects our overarching philosophy of pay-for-performance. Highlights of our executive compensation program include:

•Competitive Base Salaries: After evaluating the competitive positioning of our named executive officers’ base salaries in the context of our overall compensation philosophy, the Compensation Committee approved base salary increases between 3.3% and 7.5% for fiscal 2022.

•Challenging Annual Incentive Goals: Our named executive officers were eligible to earn an annual incentive based on our level of achievement of rigorous corporate financial goals for the year. Based on our strong growth and profitability for the year, including 32% ARR growth on a constant currency basis, our executives earned between 116% and 122% of their target annual incentives.

•Performance-Based Restricted Stock Units or PSUs: In 2021, our Compensation Committee approved the introduction of PSUs as a component of the long-term incentive compensation of our named executive officers. PSUs granted in fiscal 2022 represented 50% of the target equity value awarded to named executive officers and are eligible to be earned based on achievement of ARR and Non-GAAP Operating Income goals for fiscal 2022. PSUs granted in fiscal 2022 were earned at approximately 122% of target and will vest over a total a 4-year time horizon from the grant date.

•Special Equity Grant: In May 2021, our Compensation Committee approved a one-time grant of PSUs for executive officers. These PSUs were granted in recognition of our strong performance and value creation from our initial public offering in 2019, to provide additional retention and motivation through a critical phase of our Company’s growth, and to support retention in a highly competitive market for talent. Special PSUs are eligible to be earned only to the extent that challenging ARR goals for fiscal 2022, fiscal 2023, and fiscal 2024 are achieved.

•Competitive CEO New Hire Compensation: In designing Mr. McConnell’s new hire compensation package, our Compensation Committee sought the advice of its compensation consultant, Compensia, reviewed new hire compensation packages for recently hired CEOs at comparable companies, and considered the new hire practices of our compensation peer group and the technology industry. The compensation approved in connection with Mr. McConnell’s appointment was highlighted by competitive cash compensation in line with market norms among peer companies, as well as an initial equity grant that was heavily weighted toward challenging performance goals evaluated over multi-year performance periods.

Overview of Executive Compensation Program

Executive Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary goals:

•attract, motivate and retain top-performing senior executives;
•establish compensation opportunities that are competitive and reward performance; and
•align the interests of our senior executives with the interests of our stockholders to drive the creation of sustainable long-term value.

Executive Compensation Program Design

Our executive compensation program is designed to be reasonable and competitive, and balance our goal of attracting, motivating, rewarding and retaining top-performing senior executives with our goal of aligning their interests with those of our stockholders. The Compensation Committee annually evaluates our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business.

The compensation of our named executive officers in fiscal year 2022 consisted of the following elements:

Compensation Element	Purpose	Features
Base salary	To provide a fair and competitive base level of compensation for services rendered	Fixed annual salary targeted at or above the 50th percentile of our peer group
Annual Short-Term Incentive Compensation	To motivate and reward for achievements relative to our goals and expectations for each fiscal year
Annual cash bonus with payment of a targeted amount contingent on achievement of corporate financial results, with payout on a sliding scale depending on over or under-achievement of corporate financial results

Equity Incentive Compensation	To align executives’ interests with those of our stockholders and provide an incentive for our executives to remain with us
Long-term incentives are granted in the form of RSUs and PSUs vesting over 4 years. PSUs represent 50% of the target value of annual equity awards, and can be earned on a sliding scale from 0% up to 150% of target based on the Company’s level of achievement of challenging financial goals

In addition, in Fiscal 2022 the Compensation Committee approved a special one-time performance-based grant with challenging long-term goals to reinforce our pay-for-performance objectives and support long-term retention

Other Benefits	To provide market-competitive benefits to enable our executives to maintain their health and welfare, and to save for their retirement	Benefit plans such as medical, dental, and life and disability insurance plans; 401(K) plan; we do not provide material executive perquisites or supplemental executive benefits

During 2021, with support from Compensia, the Compensation Committee undertook a comprehensive review of our approach to executive compensation. This review incorporated market perspectives from our peer group companies as well as consideration given to our compensation objectives and desired emphasis on at-risk compensation to support our pay-for-performance culture.

Following this review, the Compensation Committee approved the introduction of PSUs to all executive officers, including our named executive officers, as a component of fiscal 2022 compensation. PSUs represented 50% of the annual long-term incentive equity value granted to named executive officers and replaced stock options as a component of our compensation program. The Compensation Committee views this change as part of an ongoing evolution in our compensation programs that aligns with the growth and maturity of our business. The Compensation Committee will continue to monitor our programs in the context of evolving market practice and our compensation objectives to ensure that we continue to attract, motivate and retain talented executives who can support our growth and long-term stockholder value creation.

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do	What We Don’t Do
✓ Maintain an industry-specific peer group for benchmarking pay
✓ Target pay based on market norms
✓ Deliver executive compensation primarily through performance-based pay (cash and equity)
✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees
✓ Consult with an independent compensation consultant on compensation levels and practices

× Allow hedging or pledging of equity
× Allow for re-pricing of stock options
× Provide excessive perquisites
× Provide supplemental executive retirement plans
× Provide tax gross-up payments for any change-of-control payments

Governance of Executive Compensation Program

Role of our Compensation Committee and Board of Directors

The Compensation Committee discharges many of the responsibilities of our Board relating to the compensation of our executive officers, including our named executive officers. The Compensation Committee oversees and evaluates our compensation and benefits policies generally, and the compensation plans, policies and practices applicable to our chief executive officer and other executive officers. As described below, the Compensation Committee retains a compensation consultant to provide support in its review and assessment of our executive compensation program.

At the beginning of each fiscal year, the Compensation Committee reviews and approves the primary elements of compensation, including base salary increases, annual cash bonuses, and annual equity awards, for each of our named executive officers. In addition, the Compensation Committee may deem it advisable to review and approve subsequent compensation arrangements for our executive officers, including our named executive officers.

Role of our Chief Executive Officer and Other Executive Officers

Our senior human resources and legal executives support the Compensation Committee in designing our executive compensation program and analyzing competitive market practices. In addition, members of management, including our Chief Executive Officer, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives.

Our Chief Executive Officer also evaluates the performance of our executive officers and provides recommendations to our Compensation Committee regarding the compensation of our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our Named Executive Officers. None of our executive officers attends any portion of Compensation Committee meetings at which his or her compensation is discussed.

Role of the Compensation Consultant

For fiscal year 2022, our Compensation Committee engaged Compensia, Inc., or Compensia, as its independent compensation consultant, to advise on executive compensation matters including: overall compensation program design, peer group development and updates, and benchmarking executive officer and board of director compensation programs. Compensia reports directly to our compensation committee. Our compensation committee has assessed the independence of Compensia consistent with NYSE listing standards and has concluded that the engagement of Compensia does not raise any conflict of interest.

Use of Competitive Market Data and Peer Groups

The Compensation Committee directs Compensia to provide it with competitive market data and analysis based on a select group of peer companies and published compensation survey data, as well as information about current market practices and trends, compensation structures and peer group compensation ranges. The competitive market data Compensia provides is based on a compensation peer group selected and approved by the Compensation Committee with input and guidance from Compensia, and published compensation survey data in cases where there is insufficient data for specific executive positions with the peer group companies. The compensation peer group is comprised of companies that are considered similar to us at the time of selection based on industry, business focus, and various financial criteria, including revenue, profitability, market capitalization and revenue growth rate.

Our compensation peer group is reviewed annually and adjusted as the Compensation Committee determines to be appropriate.

Based on these criteria, our peer group for fiscal year 2021 and the first half of fiscal year 2022, as approved by our Compensation Committee, was comprised of the following 16 companies:

Fiscal 2022 Peer Group

Alteryx	Cornerstone OnDemand	New Relic	Proofpoint
Aspen Technology	HubSpot	Paycom Software	PTC
Ceridian HCM Holding	Mimecast	Paylocity Holding	Qualys
Cloudera	MongoDB	Pegasystems	SolarWinds

Our executive compensation benchmarking also included survey data provided by Radford, a business unit of Aon Hewitt Consulting, or Radford, representing publicly-traded software companies with revenue levels and market capitalization levels comparable to ours. Radford did not provide compensation consulting services to the Compensation Committee during fiscal 2022.

Notwithstanding the similarities of the fiscal 2022 peer group to Dynatrace, due to the nature of our business and our industry, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential.

In determining the compensation of our executive officers, our Compensation Committee considered the market data provided by Compensia, survey data provided by Radford, as well as other factors outlined below in “Governance of Executive Compensation Program—Compensation-Setting Factors.” The Compensation Committee generally does not specifically benchmark the compensation of any individual to a precise percentile within the range of compensation found in the market and survey data. In addition, the Compensation Committee does not have a set formula by which it determines how much of the named executive officer’s compensation is fixed rather than variable or at risk.

The Compensation Committee and the Board also considered other criteria, including market factors, the experience level of the executive and the executive’s performance against established company and individual goals, in determining variations to this general target range.

Compensation-Setting Factors

Our Board and Compensation Committee review compensation annually for all our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee and the Board consider compensation for comparable positions in the market, the historical compensation levels of our executives, company-wide and individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders, and the desire to incent a long-term commitment to our Company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of base salary, bonus and long-term equity incentives.

Our Compensation Committee has historically determined our executives’ compensation, and in determining the compensation of our Chief Executive Officer our Compensation Committee consults with the full Board. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee discusses and ultimately approves the base salaries and cash incentive bonuses for our executive officers without members of management present. The Compensation Committee also reviews its decisions with the full Board, and considers any input received.

When reviewing and approving the amount of each compensation element and the target total compensation opportunity for our executive officers, the Compensation Committee considers the following factors:

•our performance against the annual corporate goals established by the Compensation Committee and our Board in consultation with management;
•each executive officer’s skills, experience and qualifications relative to other similarly situated executives at the companies in our compensation peer group;
•the scope of each executive officer’s role compared to other similarly situated executives at the companies in our compensation peer group;
•the performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance, ability to lead his or her department and work as part of a team, all of which reflect our core values;
•compensation parity among our executive officers;
•our retention goals;
•our financial performance relative to our peers;
•the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and
•the recommendations provided by our Chief Executive Officer with respect to the compensation of our other executive officers.

These factors provide the framework for determining the compensation of each of our executive officers, including our named executive officers. The Compensation Committee does not assign relative weights or rankings to these factors, and do not consider any single factor as determinative in the compensation of our executive officers. Rather, the Compensation Committee and our Board, as applicable, rely on their own knowledge and judgment in assessing these factors and making compensation decisions.

Consideration of Say-On-Pay Advisory Vote

We were previously an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended; therefore, we were not required to hold a non-binding, advisory vote on the compensation of our named executive officers (a “Say-on-Pay” vote) until our 2022 annual meeting. In accordance with the preference of our stockholders, as expressed in an advisory vote on the frequency of the Say-on-Pay vote in 2021, we intend to hold an annual Say-on-Pay vote. Because we place very high value on the opinions of our stockholders, the Board and the Compensation Committee will consider the outcome of the “Say-on-Pay” vote described in Proposal No. 3 of this Proxy Statement, as well as feedback received from stockholders throughout the year, when making compensation decisions for our executive officers in the future.

Primary Elements of Executive Compensation Program

Base Salary

We provide base salaries to our named executive officers to provide them with a fair and competitive base level of compensation for services rendered during the year. Typically, at the beginning of each fiscal year, the Compensation Committee reviews base salaries for our executive officers, including our named executive officers, to determine if an increase is appropriate. In reviewing the base salary of our Chief executive Officer, our Compensation Committee consults with the full Board of Directors. In addition, base salaries may be adjusted in the event of a promotion or significant change in responsibilities. Our Compensation Committee has historically determined our executives’ base salaries. Our Compensation Committee typically reviews and discusses with the chief executive officer the proposed compensation for our named executive officers other than the chief executive officer.

Fiscal 2022 Base Salary

The table below sets forth the adjustments to base salary for each of our named executive officers:

Name	Fiscal Year 2021 Base Salary ($)	Fiscal Year 2022 Base Salary ($)	% Change
Rick McConnell(1)	—	610,000	—%
John Van Siclen	575,000	610,000	6.09%
Kevin Burns	415,000	435,000	4.82%
Stephen Pace	400,000	430,000	7.50%
Bernd Greifeneder(2)	361,482	373,511	3.33%

(1)Mr. McConnell entered into employment with us as our Chief Executive Officer in December 2021.
(2)For Mr. Greifeneder, the amounts reported are based on an exchange rate of EUR 1.00:USD 1.1067 as of March 31, 2022 and EUR 1.00:USD 1.172 as of March 31, 2021 as set forth on Bloomberg.

Annual Short-Term Incentive Plan

Our cash incentive bonus plan motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual base salary. Following the end of each fiscal year, our Compensation Committee determines the annual cash incentive bonuses paid to our named executive officers based upon our financial performance relative to our plan and achievement of corporate objectives for the year.

Target Annual Bonuses

At the beginning of each fiscal year, the Compensation Committee reviews and approves the target annual bonus for each of our executive officers, including our named executive officers. The Compensation Committee considers the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above, with an emphasis on market data from our compensation peer group for comparable positions. Target annual bonuses are determined with respect to the same corporate objectives and formula for all of our executive officers, including our named executive officers, who are at the same level, and represent a specific percentage of annual base salary (except that for Mr. Pace a portion of his bonus is determined with respect to the Company's worldwide bookings). In reviewing the target annual bonus of our Chief Executive Officer, our Compensation Committee consults with the full Board.

Fiscal Year 2022 Target Annual Bonuses

In the first quarter of fiscal 2022, the Compensation Committee reviewed the target annual bonuses of our executive officers, including our named executive officers. The Compensation Committee considered the factors described in “Governance of Executive

Compensation Program—Compensation-Setting Factors” above, particularly the market data from the companies in the compensation peer group, and approved the fiscal year 2022 target annual bonuses of our named executive officers below:

Named Executive Officer	Fiscal Year 2021 Target Bonus (% of base Salary)	Fiscal Year 2022 Target Bonus (% of base Salary)
Rick McConnell (1)	—%	100%
John Van Siclen	100%	100%
Kevin Burns	70%	75%
Stephen Pace (2)	100%	100%
Bernd Greifeneder	60%	60%

(1)Mr. McConnell entered into employment with us as our Chief Executive Officer in December 2021.
(2)Mr. Pace's bonuses for both fiscal years 2022 and 2021 were targeted at 100% of his base salary, of which 30% was based on the same corporate objectives as the other executive officers, and 70% was based on bookings.

Fiscal Year 2022 Corporate Performance Targets

When designing the Company's executive bonus plan for the 2022 fiscal year, or the 2022 Bonus Plan, the Compensation Committee determined that the 2022 Bonus Plan should align the interests of our executives with those of our investors, and reward performance that would increase the value of the Company to our stockholders. Accordingly, in April 2021, the Compensation Committee decided that payments under the 2022 Bonus Plan would depend on the Company's achievement of Annual Recurring Revenue, or ARR, and non-GAAP Operating Income, or NGOI (as defined above under the heading Executive Summary – A Note on Non-GAAP Measures & Key Metrics) goals for fiscal 2022, with ARR weighed at 60% and NGOI at 40%. For purposes of the bonus plan, ARR performance was evaluated on a constant currency basis.

Measure	Threshold		On-Target	Maximum
	Percentage	Value ($000s)	Value ($000s)	Percentage	Value ($000s)	Weighting
Annual Recurring Revenue	95%	950,475	1,000,500	110%	1,100,550	60%
Non-GAAP Operating Income	90%	179,820	199,800	120%	239,760	40%
Percentage of target bonus earned	50%		100%	150%

Under the 2022 Bonus Plan, no bonus was payable with respect to a particular measure (ARR or NGOI) if the percentage achievement was below the threshold indicated above (95% or 90%, respectively). If either ARR or NGOI was achieved at or above the threshold value/percentage indicated above, the payout with respect to those measures was between 50% and 150% of the target bonus, interpolated on a straight-line basis. The maximum total payout could not exceed 150% of the executives' on-target bonuses.

Fiscal Year 2022 Corporate Bonus Results

In May 2022, the Compensation Committee determined that the Company performance was equal to 101.3% and 117.0% of ARR and NGOI targets for the year, respectively. As a result, the weighted payout for the fiscal 2022 Corporate Bonus Plan was equal to 120.99% of target.

Performance Measure	Target ($000s)	Achievement ($000s)	Achievement %	Payout %	Weight %
Annual Recurring Revenue	1,000,500	1,013,800*	101.3%	106.7%	60%
Non-GAAP Operating Income	199,800	233,770	117.0%	142.5%	40%

*Annual Recurring Revenue achievement for compensation purposes included a one-time adjustment related to the impact of ceasing business in Russia.

Fiscal 2022 Chief Revenue Officer Commission Plan

In light of Mr. Pace’s role as our Chief Revenue Officer, the Compensation Committee believes it is appropriate to tie a significant portion of his annual cash incentive opportunity to our bookings performance during the year. As such, 30% of Mr. Pace’s target bonus was tied to the same 2022 Bonus Plan applicable to other named executive officers, while the remaining 70% of his target bonus was determined as a commission on the Company's total bookings, as follows:

Achievement Range		Commission Rate
Percentage	Quota ($ M)	Product	Renewal
0 – 100%	0 – 370	0.0522%	0.0290%
100 – 105%	370 – 389	0.0653%
105% – 110%	389 – 407	0.0783%
110+%	407+	0.0914%

The applicable commission percentage was determined according to cumulative bookings, and commissions were earned on the rate applicable for only the portion of the annual quota attained on a per-tier basis, even if the value of a single transaction crossed multiple bands. The higher commission rates were not applied retroactively to the lower tiers. For purposes of Mr. Pace's commission plan, “bookings” was, for each contract signed with a customer during fiscal 2022, the total amount payable under over the entire term of the contract divided by the total number of days in the term of the contract, then multiplied by 365.

Based on our actual fiscal 2022 bookings of $403.7 million, the Chief Revenue Officer Plan was earned at 113.9% of target.

Fiscal Year 2022 Bonus Payouts

In light of the achievement under our 2022 Bonus Plan and, for Mr. Pace, our bookings, the percentage of base salary and the actual cash incentive bonus amounts as a percentage of base salary that were approved by our Compensation Committee and paid to our named executive officers in fiscal year 2022 are set forth in the table below.

Named Executive Officer	Fiscal Year 2022 Target Cash Incentive Award (% of 2022 Base Salary)	Fiscal Year 2022 Target Cash Incentive Award Opportunity ($)	Fiscal Year 2022 Cash Incentive Award Payment ($)	Fiscal Year 2022 Actual Cash Incentive Award Payment (% of 2022 Target Cash Incentive Award Opportunity)
Rick McConnell(1)	100%	182,164	220,408	120.99%
John Van Siclen	100%	610,000	738,063	120.99%
Kevin Burns	75%	326,250	394,743	120.99%
Stephen Pace	100%	430,000	498,964	116.04%
Bernd Greifeneder (2)	60%	224,107	271,156	120.99%

(1)Mr. McConnell commenced employment as our Chief Executive Officer in December 2021. Accordingly, his fiscal year 2022 cash incentive award was prorated to reflect his partial year of employment.
(2)For Mr. Greifeneder, the amounts reported are based on an exchange rate of EUR 1.00:USD 1.1067 as of March 31, 2022 as set forth on Bloomberg.

Long-Term Incentives

Our long-term program is designed to:

•align executives’ interests with those of our stockholders by providing incentives (restricted stock units) that will increase in value if our share price rises;
•align executives' interests with those of our stockholders by providing incentives (performance-based restricted stock units) having a value that depends on achievement of corporate financial measures (ARR and NGOI); and
•provide a meaningful incentive for our executives to remain with us for the long-term.

The market for qualified and talented executives is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

Equity Awards: Restricted Stock Units and Performance-Based Restricted Stock Units

Annual 2022 Equity Awards

In April 2021, in recognition of achievements and performance during fiscal year 2021 and in order to align our executives' interests with those of our stockholders and provide financial incentives for our executives to remain with the Company, our Compensation Committee approved the grant on May 15, 2021 of time-vested restricted stock awards, or RSUs, under our 2019 Equity Incentive Plan, or the 2019 Plan, to each of our named executive officers. In addition, in order to more closely tie the compensation of our executive officers to Company performance, and consistent with our pay-for-performance philosophy, we introduced performance-based RSUs, or PSUs, into our fiscal 2022 equity program for our executives.

More specifically, for annual equity awards to our executives in fiscal year 2022, our Compensation Committee granted 50% of the awards in the form of RSUs, and 50% in the form of PSUs, or the Annual 2022 PSUs. The target long-term incentives for each participant are expressed as a U.S. dollar value, with the final number of shares issued calculated based on the trailing 30-day average closing price as reported on the NYSE through the date of grant. The following table sets forth the number of RSUs and the target number of PSUs granted to our named executive officers in fiscal year 2022:

Named Executive Officer(1)	Grant Date	Grant Date Target Value ($)	Time-Based RSUs (# Shares)	Performance-Based RSUs (# Shares at Target)
John Van Siclen	May 15, 2021	$6,000,000	59,300	59,300
Kevin Burns	May 15, 2021	$3,400,000	33,600	33,600
Stephen Pace	May 15, 2021	$3,200,000	31,650	31,650
Bernd Greifeneder	May 15, 2021	$3,000,000	29,650	29,650
(1)Mr. McConnell commenced employment as our Chief Executive Officer in December 2021. Mr. McConnell's equity awards are described under the heading “Equity Awards: Restricted Stock Units and Performance Restricted Stock Units— CEO Equity Awards” below.

The time-based RSUs vest over four years, with 25% of the shares vesting on the first anniversary of the date of grant and the remainder vesting in twelve equal quarterly installments over the following three years, provided that the executive officer remains employed by the Company through the applicable vesting date.

The PSUs vest based on the satisfaction of both a four-year time condition and a one-year performance condition, with 25% of the earned Annual 2022 PSUs vesting on the first anniversary of the grant date or, if later, the date on which achievement of the PSU metrics is determined for the Performance Period, and the remainder vesting in twelve equal quarterly installments over the following three years. The number of shares that may be earned pursuant to the Annual 2022 PSUs is based 60% upon the Company’s achievement of an ARR target, and 40% upon the Company’s achievement of a NGOI target (each as defined above under the heading Executive Summary – A Note on Non-GAAP Measures & Key Metrics). Set forth in the table below are the threshold, target and maximum ARR and NGOI goals for the Annual 2022 PSUs, the actual ARR and NGOI results for 2022 and achievement of the ARR and NGOI goals as a percentage of target. For purposes of the Annual 2022 PSUs, ARR performance was evaluated on a constant currency basis.

	Weighting	Performance Goals ($000s)			Actual Achievement ($000s)	Achievement as a Percentage of Target (%)
		Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
ARR	60%	950,475	1,000,500	1,100,550	1,013,800*	101.3%
NGOI	40%	179,820	199,800	239,760	233,770	117.0%
* ARR achievement for compensation purposes included a one-time adjustment related to the impact of ceasing business in Russia.

In May 2022, the Compensation Committee determined that the Company performance was equal to 101.3% and 117.0% of ARR and NGOI targets for the year, respectively. As a result, the weighted payout for the Annual 2022 PSUs was equal to 120.99% of target.

Special PSUs

In April 2021, our Compensation Committee also approved the grant effective May 15, 2022 of a one-time special PSU grant to our executives, the Special PSUs. Our Compensation Committee considered the Special PSUs a valuable and important tool for motivating and retaining executives through a critical phase of our Company’s growth, building on the significant stockholder value creation from our initial public offering, or IPO, in 2019 and providing incentive for future growth. In determining the magnitude of the Special PSUs for each of our named executive officers, our Compensation Committee generally sought to align total long-term incentive values, including the value of Annual 2022 equity awards and annualized value of the Special PSUs, with the 75th percentile of competitive market data. The Compensation Committee considered this market positioning appropriate in the context of our strong

Company performance, the contributions of our executives to our growth and significant shareholder value creation, the highly competitive market for talent in the software sector, and the challenging multi-year goals required to be achieved in order for Special PSUs to vest.

The table below sets forth the target number of Special PSUs granted to our named executive officers in fiscal 2022:

Named Executive Officer(1)	Grant Date	Special Performance-Based RSUs (# Shares at Target)
John Van Siclen	May 15, 2021	89,000
Kevin Burns	May 15, 2021	89,000
Stephen Pace	May 15, 2021	31,700
Bernd Greifeneder	May 15, 2021	29,700
(1)Mr. McConnell commenced employment as our Chief Executive Officer in December 2021. Mr. McConnell's equity awards are described under the heading “Equity Awards: Restricted Stock Units and Performance Restricted Stock Units— CEO Equity Awards” below.

One-third of the Special PSUs are eligible to vest on each of the first three anniversaries of the date of grant, subject to the Company’s achievement of an ARR target for the specified fiscal year and provided that the executive officer remains employed by the Company through the applicable vesting date. Set forth in the table below are the threshold, target and maximum ARR goals for the Special PSUs for 2022, the actual ARR results for 2022 and achievement of the ARR goal as a percentage of target for fiscal year 2022. For purposes of the Special PSUs, ARR performance was evaluated on a constant currency basis.

	ARR Achievement ($000s)			Actual Achievement ($000s)	Achievement as a Percentage of Target (%)
	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Fiscal Year 2022*	950,475	1,000,500	1,100,550	1,013,800**	101.3%
*     While the Company believes in transparency and discloses as much information to stockholders as is necessary to understand how our executive compensation program works, we believe that disclosing the Fiscal Year 2023 and Fiscal Year 2024 goals on a prospective basis would provide our competitors with insight regarding confidential business strategies without meaningfully adding to our stockholders’ understanding of the metric, and would thereby result in competitive harm to the Company. We believe that the goals represent challenging, yet attainable, forward-looking incentive goals, and we will disclose such goals and actual performance on a retrospective basis for Special PSUs that vest each year.
**     ARR achievement for compensation purposes included a one-time adjustment related to the impact of ceasing business in Russia.

No Special PSUs will vest with respect to any year if the Company fails to achieve 95% of the applicable target ARR for that year, and the overall number of shares that may be issued pursuant to the Special PSUs with respect to any year shall not exceed 150% of the target award for such year. The Special PSUs are not carried forward from year to year – if the Special PSUs are not earned in any given year, they are terminated for that year.

CEO Equity Awards

On November 15, 2021, we announced that, in connection with his planned retirement, Mr. Van Siclen would resign upon mutual agreement with the Board as the Company’s Chief Executive Officer and as a member of the Board, which resignation was effective on December 13, 2021. Also on November 15, 2021, we announced that Mr. McConnell had entered into an employment agreement with us, pursuant to which he became our Chief Executive Officer and was appointed as a member of our Board effective as of December 13, 2021.

In designing Mr. McConnell’s compensation package, our Compensation Committee, advised by its independent compensation consultant Compensia, sought to deliver a competitive level of compensation that aligns with our desired pay-for-performance culture and objectives. Our Compensation Committee reviewed, with input from Compensia, market data among companies in our compensation peer group as well as new-hire equity compensation among recently hired Chief Executive Officers of comparable public companies. In addition to market data, our Compensation Committee considered the highly competitive market for a talented, experienced technology executive and the relevance of Mr. McConnell’s background and experience.

Based on these considerations, in connection with his commencement of employment with us on December 13, 2021, Mr. McConnell was granted:

•168,800 time-based RSUs, 50% of which shall vest in two equal installments on November 15, 2022 and November 15, 2023, and the remaining 50% of which shall vest over four years, in each case subject to Mr. McConnell’s continued service with us.

•168,800 PSUs, 50% of which are eligible to vest upon achievement of the ARR targets for fiscal year 2023 and 50% of which are eligible to vest upon achievement of the ARR targets for fiscal year 2024.

The Compensation Committee believes that a mix of time-vesting RSUs and PSUs with challenging multi-year performance objectives represents a competitive approach that reinforces a strong pay-for-performance culture and aligns the interests of our newly appointed CEO with the interests of our stockholders. The performance goals of the PSUs awarded to Mr. McConnell mirror the fiscal 2023 and fiscal 2024 goals of the Special PSUs described above. This structure reinforces a long-term pay-for-performance philosophy for our Chief Executive Officer, and supports alignment with the incentives of our other named executive officers.

Benefits and Other Compensation

Health and Welfare Benefits

Our executive officers, including our named executive officers, are eligible to participate in the same employee benefit plans that are generally available to all of our employees working in the same country, subject to the satisfaction of certain eligibility requirements, such as medical, dental, and life and disability insurance plans. We pay, on behalf of our employees, all or a portion of the premiums for health, life and disability insurance.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan for eligible employees in the United States to save for retirement on a tax advantaged basis. Under our 401(k) plan, employees may elect to defer up to 90% of their eligible compensation subject to applicable annual limits set pursuant to the Internal Revenue Code. Our 401(k) plan permits participants to make both pre-tax and certain after-tax (Roth) deferral contributions. The retirement plan is intended to qualify under Section 401(a) of the Internal Revenue Code. We match 50% of employees’ contributions to the 401(k) Plan up to 6% of compensation. Employees are 100% vested in their contributions to the 401(k) plan.

Perquisites

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make him more efficient and effective, and for recruitment, motivation or retention purposes.

Other Benefits

We do not offer any defined benefit pension plans or non-qualified deferred compensation arrangements for our employees.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, which provide assurances of specified benefits to our named executive officers in the event of an involuntary termination of their employment for reasons other than for death, disability, or in the case of cause or a voluntary termination of their employment for good reason, in either case, under the circumstances described in their employment agreements. The terms of these agreements were developed with input from Compensia regarding severance practices at comparable companies, and is designed to attract, retain and reward senior level employees.

We believe that these protections serve our retention objectives by helping our named executive officers and other key employees maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company. For more information, see the section titled “Potential Payments Upon Termination or Change in Control.”

Other Compensation Practices and Policies

Executive Stock Ownership Guidelines

In July 2021, our Board adopted equity ownership guidelines to further align the interests of our executive officers with those of our stockholders. Under the guidelines, our chief executive officer is expected to hold common stock valued at a multiple of five (5) times his base salary and our other executive officers are expected to hold common stock valued at a multiple of two (2) times their base salary. For purposes of these guidelines, stock ownership only includes shares for which the executive has direct or indirect ownership or control, but does not include unexercised stock options, unvested restricted stock units and other unvested, unsettled and/or unexercised equity awards. Executives are expected to meet their ownership guidelines within five (5) years of becoming subject to the guidelines.

Clawback Policy

In July 2021, our Board adopted a compensation recovery, or “clawback,” policy providing that, in the event of a restatement of financial results due to material non-compliance by the Company with any financial reporting requirement under the federal securities laws, the Compensation Committee will review the facts and circumstances that led to the obligation to file the restatement, including whether an executive officer engaged in misconduct that contributed to our obligation to file the restatement. Depending on the outcome of this review, the Company may recover from our executive officers all excess incentive-based compensation received by our executive officers during the three-year period preceding the date on which our Board determines that we are required to prepare a restatement. Excess compensation means the value of the incentive compensation (cash bonus and equity awards) received by an executive officer during the three-year period preceding the publication of the restated financial statement to the extent that the Compensation Committee determines that then value received was in excess of the amount that such executive officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statement. If the amount of any such incentive-based compensation would have been lower had the level of achievement of the applicable financial performance metric(s) been calculated based on the restated financial results, the Compensation Committee, in its sole discretion and to the extent permitted by applicable law, may require that an executive officer repay the incremental portion of such incentive-based compensation.

Policy on Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors, employees and certain designated consultants and contractors, including short sales of our securities and the purchase or sale of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership. Any waiver of this policy requires the approval of our Audit Committee. To date, no such requests have been made or approved.

Policy Regarding the Timing of Equity Awards

Under a policy adopted by our Compensation Committee, we have adopted the following equity award grant practices and procedures. We do not time our equity grants either to take advantage of a depressed stock price, or an anticipated increase in stock price, and we have limited the amount of discretion that can be exercised in connection with the timing of awards. We generally make awards only on pre-determined dates to ensure that equity awards cannot be timed to take advantage of material, non-public information. Beginning in May 2022, our annual awards are granted after our fourth quarter and fiscal year financial results have been announced publicly. Our program requires that the number of shares subject to awards being granted to be determined by the trailing 30-day average closing price of our common stock.

If extraordinary circumstances arise such that the Compensation Committee or the Board determines it is advisable to grant an equity award at a time other than as set forth above, the Compensation Committee may consider and approve any such grant. Grants of equity awards for new hires or promotions are generally made once per month, by unanimous written consent of our Compensation Committee, effective on the fifteenth day of each month. Grants of equity awards to current employees (other than in connection with a promotion) will generally be made, if at all, on an annual basis during our first fiscal quarter, effective on June 5, either at a meeting of the Compensation Committee, which meeting will be established in advance with notice to the Compensation Committee in accordance with the Compensation Committee charter, or by unanimous consent in writing.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code, or the Code, disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018 (i) these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934, as amended, because they are our most highly-compensated executive officers and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements are met.

Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently materially modified), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the deduction limit under Section 162(m) of the Code However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

Section 409A of the Internal Revenue Code

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation—Stock Compensation, or ASC 718, for our stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our Company and stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our Compensation Committee endorses, several controls to address and mitigate compensation related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement, which is incorporated by reference in our annual report on Form 10-K for the fiscal year ended March 31, 2022.

THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS OF DYNATRACE, INC.
Michael Capone, Chair
Stephen Lifshatz
Kirsten O. Wolberg

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the compensation awarded to, earned by and paid during the fiscal years ended March 31, 2022, 2021 and 2020 for each of our named executive officers.

	Year	Salary ($)	Bonus	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All other compensation ($)	Total ($)
Rick McConnell	2022	184,848	250,000(4)	20,310,016	—	220,408(5)	5,424(6)	20,970,696
Chief Executive Officer
John Van Siclen	2022	427,462	—	9,690,768	13,701(7)	738,063	193,662(8)	11,063,656
Former Chief Executive Officer	2021	575,000	—	3,554,028	3,566,695	737,392	15,500	8,448,615
	2020	575,000	—	1,328,000	3,503,089	575,000	33,463	6,014,552
Kevin Burns	2022	435,000	—	7,291,416	—	394,743	11,773(9)	8,132,932
Chief Financial Officer	2021	405,000	—	1,483,047	1,486,542	372,543	11,698	3,758,830
	2020	385,000	—	704,000	1,875,071	231,000	19,019	3,214,090
Stephen J. Pace	2022	430,000	—	4,434,600	—	498,964(10)	18,558(11)	5,382,122
Chief Revenue Officer	2021	400,000	—	1,483,047	1,486,542	493,014(10)	15,366	3,877,969
	2020	400,000	—	608,000	1,602,679	392,349(10)	28,956	3,031,984
Bernd Greifeneder	2022	373,511(12)	1,175(13)	4,154,520	—	271,156(12)	—	4,800,362
Chief Technology Officer	2021	357,953(12)	—	1,334,412	1,338,140	278,144(12)	—	3,308,649

(1)The amounts reported in this column reflect the aggregate grant date fair value of time-based restricted stock units and performance-based restricted stock units granted to our Named Executive Officers during the fiscal years ended March 31, 2022, 2021 and 2020, computed in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 12 to our audited consolidated financial statements included in our 2022 Annual Report. The amounts reported in this column reflect the accounting cost for these stock awards, and may not correspond to the actual economic value that will be received by the Named Executive Officers upon vesting of the awards. In the case of performance-based restricted stock units granted during fiscal year 2022, the aggregate grant date fair value is reported at the probable outcome. The aggregate grant date fair value of performance-based restricted stock units granted during the fiscal year 2022 assuming maximum achievement (150%) is $15,232,512 for Mr. McConnell, $10,383,966 for Mr. Van Siclen, $8,584,452 for Mr. Burns, $4,435,767 for Mr. Pace and $4,155,687 for Mr. Greifeneder.
(2)The amounts reported in this column reflect the aggregate grant date fair value of stock options granted to our Named Executive Officers during the fiscal years ended March 31, 2022, 2021 and 2020, computed in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 12 to our audited consolidated financial statements included in our 2022 Annual Report. The amounts reported in this column reflect the accounting cost for these options, and may not correspond to the actual economic value that will be received by the Named Executive Officers upon vesting of the awards.
(3)The amounts reported in this column, except as otherwise described below, represent bonuses paid under our Annual Short-Term Incentive Plan based on company performance during the fiscal years ended March 31, 2022, 2021 and 2020.
(4)Represents Mr. McConnell's signing bonus when joining the Company as Chief Executive Officer.
(5)Represents Mr. McConnell's pro-rated fiscal year 2022 cash incentive award.
(6)Amounts reported for fiscal year 2022 represent $4,581 in 401(k) plan matching contributions and $843 in disability insurance premiums.
(7)Such amount for Mr. Van Siclen reflects the incremental fair value associated with the amendment to Mr. Van Siclen’s stock option awards to extend the exercisability of such stock option awards through the first anniversary of the termination of Mr. Van Siclen’s consulting services.
(8)Amounts reported for fiscal year 2022 represent $177,419 in consultancy fees received by Mr. Van Siclen between December 14 and March 31, 2022, $7,000 for President's Club, $5,812 in 401(k) plan matching contributions and $3,431 in disability insurance premiums.
(9)Amounts reported for fiscal year 2022 represent $8,850 in 401(k) plan matching contributions and $2,923 in disability insurance premiums.
(10)Amount reported for fiscal 2022 includes $342,882 earned by Mr. Pace pursuant to his sales commission plan during fiscal year 2022. Amounts reported include $324,542 and $272,349 earned by Mr. Pace pursuant to his sales commission plan during fiscal year 2021 and 2020, respectively.
(11)Amounts reported for fiscal year 2022 represent $7,000 for President's Club, $7,936 in 401(k) plan matching contributions and $3,622 in disability insurance premiums.
(12)For Mr. Greifeneder, the USD amounts are based on an exchange rate of 1 EUR:USD 1.1067 for fiscal year 2022 and 1 EUR:USD 1.172 for fiscal year 2021 set forth on Bloomberg.
(13)Represents a patent program bonus payment.

Grants of Plan-Based Awards for Fiscal Year 2022

The following table shows information regarding grants of plan-based awards during the fiscal year ended March 31, 2022 to the Company’s named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant date fair value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rick McConnell		305,000	610,000	915,000	—	—	—
	12/13/2021							84,400	—	—	5,077,504
	12/13/2021							84,400	—	—	5,077,504
	12/13/2021				84,400	168,800	253,200				10,155,008
John Van Siclen		305,000	610,000	915,000	—	—	—
	5/15/2021							59,300	—	—	2,768,124
	5/15/2021				29,650	59,300	88,950	—	—	—	2,768,124
	5/15/2021				44,500	89,000	133,500	—	—	—	4,154,520
Kevin Burns		163,125	326,250	489,375	—	—	—
	5/15/2021							33,600	—	—	1,568,448
	5/15/2021				16,800	33,600	50,400	—	—	—	1,568,448
	5/15/2021				44,500	89,000	133,500	—	—	—	4,154,520
Stephen Pace		64,500	129,000	193,500	—	—	—
	5/15/2021							31,650	—	—	1,477,422
	5/15/2021				15,825	31,650	47,475		—	—	1,477,422
	5/15/2021				15,850	31,700	47,550		—	—	1,479,756
Bernd Greifeneder		112,053	224,107	336,160	—	—	—
	5/15/2021							29,650	—	—	1,384,062
	5/15/2021				14,825	29,650	44,475	—	—	—	1,384,062
	5/15/2021				14,850	29,700	44,550	—	—	—	1,386,396

Outstanding Equity Awards at 2022 Fiscal Year End Table

The following table presents information regarding all outstanding equity-based awards held by each of our named executive officers on March 31, 2022.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Rick McConnell	12/13/2021					168,800(4)	7,950,480	—	—
	12/13/2021					—	—	84,400(5)	3,975,240
John Van Siclen	7/31/2019	345,628	207,372(8)	16.00	7/31/2029
	5/15/2020	124,075	159,525	33.03	5/15/2030
	7/31/2019					31,125(9)	1,465,988	—	—
	5/15/2020					60,525	2,850,728	—	—
	5/15/2021					59,300	2,793,030	—	—
	5/15/2021					71,747(6)	3,379,284	—	—
	5/15/2021					31,639(7)	1,490,197	29,667(5)	1,397,316
Kevin Burns	7/31/2019	18,500	111,000(8)	16.00	7/31/2029
	5/15/2020	7,388	66,485	33.03	5/15/2030
	7/31/2019					16,500(9)	777,150	—	—
	5/15/2020					25,256	1,189,558	—	—
	5/15/2021					33,600	1,582,560	—	—
	5/15/2021					40,652(6)	1,914,709	—	—
	5/15/2021					31,639(7)	1,490,197	29,667(5)	1,397,316
Stephen J. Pace	7/31/2019	15,812	94,872(8)	16.00	7/31/2029
	5/15/2020	7,388	66,485	33.03	5/15/2030
	7/31/2019					14,250(9)	671,175	—	—
	5/15/2020					25,256	1,189,558	—	—
	5/15/2021					31,650	1,490,715	—
	5/15/2021					38,293(6)	1,803,600	—	—
	5/15/2021					11,269(7)	530,770	10,567(5)	497,706
Bernd Greifeneder	7/31/2019	151,878	91,122(8)	16.00	7/31/2029
	5/15/2020	46,550	59,850	33.03	5/15/2030
	7/31/2019					13,500(9)	635,850	—	—
	5/15/2020					22,725	1,070,348	—	—
	5/15/2021					29,650	1,396,515	—	—
	5/15/2021					35,873(6)	1,689,618	—	—
	5/15/2021					10,558(7)	497,282	9,900(5)	466,290

(1)Unless otherwise set forth below, the stock options become vested and exercisable as follows: 25% of each award will vest on the first anniversary of the grant date and the remainder in 12 equal quarterly installments thereafter.
(2)Unless otherwise set forth below, the restricted stock units vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder in 12 equal quarterly installments thereafter.
(3)Based on the closing price on March 31, 2022 of $47.10 per share.
(4)Fifty-percent (50%) of these restricted stock units vest in two equal installments on November 15, 2022 and November 15, 2023, and the remaining 50% vest over four years, with 25% vesting on November 15, 2022 and the remainder in 12 equal quarterly installments thereafter.
(5)Represents the number of Special PSUs that are eligible to vest based upon achievement of ARR targets assuming threshold performance (with 50% eligible to vest for fiscal year 2023 and 50% eligible to vest for fiscal year 2024), assuming threshold performance. Any Special PSUs, once earned, will vest upon May 15, 2023 (in the case of the portion that vests upon fiscal year 2023 performance) and May 15, 2024 (in the case of the portion that vests upon fiscal year 2024 performance).
(6)Represents Annual PSUs that were earned as of the last day of fiscal year 2022, based on attainment of pre-defined ARR and NGOI which were attained at 120.99% of target. These Annual PSUs, once earned, vest over four years, with 25% of the shares vesting on the first anniversary of the date of grant and the remainder in 12 equal quarterly installments thereafter.

(7)Represents the portion of Special PSUs that were earned as of the last day of fiscal year 2022, based on achievement of pre-defined ARR goals for fiscal year 2022. These Special PSUs vest upon the first anniversary of the date of grant.
(8)The stock options become vested and exercisable as follows: 25% of each award vested on August 15, 2020 and then 1/12th of the balance vests on each quarterly anniversary thereafter, such that 100% of the award will be vested on the fourth anniversary of August 15, 2019.
(9)The restricted stock units granted to our named executive officers on July 31, 2019 vest and settle over four years, with 25% vesting on August 15, 2020 and the remainder vesting in 12 equal quarterly installments thereafter.

Option Exercises and Stock Vested in Fiscal Year 2022

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock unit awards during the year ended March 31, 2022.

	Option Awards			Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)		Numbers of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Rick McConnell	—	—	—	—	—
John Van Siclen	—	—		67,825	3,625,531
Kevin Burns	210,827	8,787,073		30,644	1,644,781
Stephen Pace	91,766	3,524,160		29,144	1,560,297
Bernd Greifeneder	—	—		26,675	1,429,361

(1)Amount disclosed in this column was calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options.
(2)Amounts disclosed in this column were calculated based on the fair market value of our common stock on the date upon which the restricted stock awards vested or, if the vesting date is not a trading day, based upon the closing price on the last trading day immediately preceding the vesting date.

Potential Payments Upon Termination or Change of Control

Employment Agreements or Offer Letters with Named Executive Officers

We initially entered into employment agreements with each of the named executive officers in connection with his employment with us, which set forth the terms and conditions of employment of each individual, including base salary, target annual bonus opportunity and standard employee benefit plan participation. Effective on our IPO in August 2019, we entered into new employment agreements with each of Messrs. Van Siclen, Pace and Burns, which replaced each named executive officer’s existing employment offer letters and other employment arrangements, as described below.

In addition, each of our named executive officers has entered into an agreement with us which contains protections of confidential information, requires the assignment of inventions and contains other restrictive covenants.

Rick McConnell

Rick McConnell is party to an employment agreement with us that became effective in December 2021. This employment agreement has no specific term and constitutes at-will employment. In connection with his appointment as Chief Executive Officer the Company, the Company entered into an Employment Agreement with Mr. McConnell providing for: (i) a base salary of $610,000 per year, (ii) a one-time cash sign-on bonus equal to $250,000, subject to repayment in full if Mr. McConnell’s employment is terminated by us for cause as defined in his employment agreement or if he resigns other than for good reason, as such term is defined in his employment agreement, in either case prior to March 31, 2023, (iii) eligibility to receive cash incentive compensation with a target of 100% of his base salary, subject to the terms of any applicable incentive compensation plan(s), (iv) a grant of 168,800 RSUs, 50% of which shall vest in two equal installments on November 15, 2022 and November 15, 2023 (the “Two Year RSUs”), and the remaining 50% of which shall vest over four (4) years, in each case subject to Mr. McConnell’s continued service with the Company, (v) a grant of 168,800 restricted stock units, 50% of which shall vest upon achievement of certain fiscal year performance metrics in 2023 and 50% of which shall vest upon achievement of certain fiscal year performance metrics in 2024, subject to Mr. McConnell’s continued service with the Company. Mr. McConnell is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

John Van Siclen

John Van Siclen was party to an employment agreement with us that became effective in August 2019, but which was terminated upon his resignation as our Chief Executive Officer effective December 13, 2021. In connection with his resignation, Mr. Van Siclen entered into a transition agreement, which provided that, subject to his execution of a release of claims and his compliance with noncompetition obligations through May 31, 2023, (i) Mr. Van Siclen would serve as a consultant through May 31, 2022 and receive consulting fees of $50,000 per month, (ii) Mr. Van Siclen would be eligible for his bonus for fiscal year 2022, (iii) Mr. Van Siclen would continue to vest in his outstanding equity grants through the end of the consulting period, and the date for Mr. Van Siclen to exercise any stock options that are vested through the end of his consulting relationship would be extended for a one year period after such date (or until the original expiration date of the option, if earlier), and (iv) we would continue to provide certain insurance benefits until December 13, 2022.

Kevin Burns

Kevin Burns is party to an employment agreement with us that became effective in August 2019. This employment agreement has no specific term and constitutes at-will employment. Mr. Burns’ current annual base salary is $435,000, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Mr. Burns is also eligible to receive an annual bonus based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan. Mr. Burns’ current target bonus is 75% of his base salary and is subject to review and change from time to time by our Board in its discretion. Mr. Burns is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

As previously disclosed in a Current Report on Form 8-K filed on May 18, 2022, Kevin Burns notified the Company of his intent to resign from his position as Chief Financial Officer and Principal Financial Officer of the Company. Mr. Burns will remain employed with the Company through the end of calendar 2022 to ensure a smooth transition of his duties once a new chief financial officer and principal financial officer is appointed. The date for Mr. Burns to exercise any stock options that are vested through the end of his employment will be extended for a one-year period after such date (or until the original expiration date of the option, if earlier). Mr. Burns’ notice to resign is not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Stephen Pace

Stephen Pace is party to an employment agreement with us that became effective in August 2019. This employment agreement has no specific term and constitutes at-will employment. Mr. Pace’s current annual base salary is $430,000, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Mr. Pace is also eligible to receive an annual bonus 70% of which is based upon sales commissions, and 30% of which is based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan. Mr. Pace’s current target bonus, including both sales commissions and amounts earned under our short-term incentive plan, is 100% of his base salary and is subject to review and change from time to time by our Board in its discretion. Mr. Pace is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

Bernd Greifeneder

Bernd Greifeneder is party to an employment agreement with us that became effective in August 2019. This employment agreement has no specific term. Mr. Greifeneder’s current annual base salary is $373,511, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Mr. Greifeneder is also eligible to receive an annual bonus based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan. Mr. Greifeneder’s current target bonus is 60% of his base salary and is subject to review and change from time to time by our Compensation Committee or Board in its discretion. Mr. Greifeneder is also entitled to participate in all employee benefit plans and vacation policies in effect for our Austrian employees.

Severance and Potential Payments Upon a Change in Control

Pursuant to the employment agreements with our named executive officers, if a named executive officer's employment is terminated by us without cause, or good cause as defined in the employment agreements, or by the named executive officer for good reason (for Mr. Greifeneder, good cause), as defined in the employment agreements, or in connection with a change of control as defined in our 2019 Plan and subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the named executive officers will be entitled to receive the benefits described below.

Rick McConnell

Pursuant to Mr. McConnell’s employment agreement, in the event that Mr. McConnell’s employment is terminated without cause, as such term is defined in his employment agreement, or if Mr. McConnell terminates his employment for good reason, as such term is defined in the employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12-months of his then-current base salary, the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr. McConnell’s employment had not been terminated and 100% of his target bonus for the then-current year, with payments made ratably over a 12 month period, (ii) if the date of termination is before March 31, 2023, fully accelerate the Two Year RSUs as of the later of (A) the date of termination or (B) the effective date of the separation and release agreement, and (iii) if he elects healthcare continuation coverage under the law known as “COBRA,” pay up to 12-monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. McConnell if he had remained employed by the Company. If Mr. McConnell’s employment is terminated without cause or Mr. McConnell terminates his employment for good reason either 3 months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, then in lieu of the payments and benefits set forth above, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 24 months of Mr. McConnell’s then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) acceleration of all unvested equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) if he elects healthcare continuation coverage under COBRA, the Company will pay up to 18-monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. McConnell if he had remained employed by the Company.

John Van Siclen

As noted above, Mr. Van Siclen’s employment agreement was terminated upon his resignation, and Mr. Van Siclen was not entitled to receive any severance payments or benefits.

Kevin Burns

Pursuant to Mr. Burns’ employment agreement, in the event that Mr. Burns’ employment is terminated by us without cause, as such term is defined in his employment agreement, or if Mr. Burns terminates his employment for good reason, as such term is defined in his employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12-months of his then-current base salary and the amount of any bonus earned and not yet paid in respect of the prior fiscal year that would have been paid if his employment had not been terminated, and (ii) if he elects healthcare continuation coverage under COBRA, pay up to 12-monthly payments equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Burns if he had remained employed by us. If Mr. Burns’ employment with us is terminated by us without cause or Mr. Burns terminates his employment for good reason either 3-months before or during the 12-month period after a change of control, and if he executes a separation and release agreement, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 18-months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) acceleration of all equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) if he elects healthcare continuation coverage under COBRA, pay up to 18-monthly payments equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Burns if he had remained employed by us.

Stephen Pace

Pursuant to Mr. Pace’s employment agreement, in the event that Mr. Pace’s employment is terminated by us without cause, as such term is defined in his employment agreement, or if Mr. Pace terminates his employment for good reason, as such term is defined in his employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12-months of his then-current base salary and the amount of any bonus earned and not yet paid in respect of the prior fiscal year that would have been paid if Mr. Pace’s employment had not been terminated, and (iii) if he elects healthcare continuation coverage under COBRA, pay up to 12-monthly payments equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Pace if he had remained employed by us. If Mr. Pace’s employment is terminated by us without cause or Mr. Pace terminates his employment for good reason either 3-months before or during the 12-month period after a change of control, and if he executes a separation and release agreement, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 18-months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr. Pace’s employment had not been terminated, and (ii) acceleration of all equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) if he elects healthcare continuation coverage under COBRA, pay up to 18 monthly payments equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Pace if Mr. Pace had remained employed by us.

Bernd Greifeneder

Pursuant to Mr. Greifeneder’s employment agreement, in the event that Mr. Greifeneder’s employment is terminated by either party, the terminating party must give the other at least six (6) months’ prior notice, which may be waived in the other’s party’s discretion. In the event that Mr. Greifeneder’s employment is terminated by us without cause, as such term is defined in his employment agreement, or if Mr. Greifeneder terminates his employment for cause, as such term is defined in his employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of six (6) months of his then-current base salary, plus the amount of any accrued statutory claims. If Mr. Greifeneder’s employment with us is terminated by us without cause or by Mr. Greifeneder either 3-months before or during the 12-month period after a change of control, and if he executes a separation and release agreement, he would be entitled to a (i) lump-sum cash severance payment equal to 12-months of his then-current base salary, (ii) acceleration of all unvested equity awards effective upon the earlier of (A) the date that employment is effectively terminated or (B) the day that Mr. Greifeneder goes on garden leave in lieu of notice, and (iii) honor and pay his accrued statutory claims.

Estimated Payment and Benefits Upon Termination or Change of Control

The amount of compensation and benefits payable to each named executive officer who was employed on March 31, 2022 under our current employment agreements in various termination and change in control situations has been estimated in the tables below. As described above, Mr. Van Siclen was not eligible for any severance benefits in connection with his resignation. The value of the equity vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and the named executive officer’s employment termination occurred on March 31, 2022. The per share closing price of the Company’s stock on the NYSE as of March 31, 2022 was $47.10, which was used as the value of the Company’s stock in the change in control. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of March 31, 2022, by the difference between the per share closing price of the Company’s stock as of March 31, 2022, and the per share exercise price for such unvested option shares. The value of restricted stock unit vesting acceleration was calculated by multiplying the number of unvested restricted stock units subject to vesting acceleration as of March 31, 2022, by the per share closing price of the Company’s stock as of March 31, 2022.

The following table describes the potential payments and benefits upon employment termination for Mr. McConnell, as if his employment terminated as of March 31, 2022.

Executive Benefits and Payment upon Termination	Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause Not in Connection with a Change in Control ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 3 months prior or 12 months Following a Change in Control ($)
Compensation:
Cash Severance	1,220,000	1,220,000	1,220,000
Acceleration of Equity Awards	3,975,240	3,975,240	15,900,960
Health care continuation	9,776	9,776	14,663
Total	5,205,016	5,205,016	17,135,623

The following table describes the potential payments and benefits upon employment termination for Mr. Burns, as if his employment terminated as of March 31, 2022.

Executive Benefits and Payment upon Termination	Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause Not in Connection with a Change in Control ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 3 months prior or 12 months Following a Change in Control ($)
Compensation:
Cash Severance	435,000	435,000	652,500
Acceleration of Equity Awards	—	—	14,136,302
Health care continuation	9,776	9,776	14,663
Total	444,776	444,776	14,803,465

The following table describes the potential payments and benefits upon employment termination for Mr. Pace, as if his employment terminated as of March 31, 2022.

Executive Benefits and Payment upon Termination	Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause Not in Connection with a Change in Control ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 3 months prior or 12 months Following a Change in Control ($)
Compensation:
Cash Severance	430,000	430,000	645,000
Acceleration of Equity Awards	—	—	10,567,145
Health care continuation	8,017	8,017	12,026
Total	438,017	438,017	11,224,171

The following table describes the potential payments and benefits upon employment termination for Mr. Greifeneder, as if his employment terminated as of March 31, 2022.

Executive Benefits and Payment upon Termination (1)	Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause Not in Connection with a Change in Control ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 3 months prior or 12 months Following a Change in Control ($)
Compensation:
Cash Severance	186,756	186,756	373,511
Acceleration of Equity Awards	—	—	9,898,176
Health care continuation	—	—	—
Total	186,756	186,756	10,271,687

(1)For Mr. Greifeneder, the amounts reported for fiscal ended March 31, 2022, the USD amounts are based on an exchange rate of 1 EUR:USD 1.1067 for the reporting period as set forth on Bloomberg.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.

We are required by applicable SEC rules to disclose information about the CEO Pay Ratio, or the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee, or the CEO Pay Ratio.

Methodology

We identified our median employee, the employee with compensation at the median of annual total compensation of all our employees excluding our chief executive officer, based on the following:
•To identify our median employee, we considered the individuals employed by us on March 31, 2022, or our Determination Date, whether employed on a full-time, part-time or temporary basis. We did not include any contractors or other non-employee workers in our employee population. On March 31, 2022, our global employee population excluding our chief executive officer consisted of 3,616 employees, with 1,268 in the United States, 911 in Austria, 339 in Poland and 1,098 in 31 other countries.
•To identify our median employee, we used a consistently applied compensation measure consisting of the annual base salary on March 31, 2022, the target incentive cash compensation for fiscal 2022 (including corporate bonus plan and commission plans under our sales and services incentive plans) and the grant date fair value for equity awards granted during fiscal 2022. We selected these compensation elements because they represent our principal broad-based compensation elements. We did not perform adjustments to the base salaries of part-time employees to calculate what they would have been paid on a full-time basis and did not make any cost-of-living adjustments. We converted all local currencies to USD based on the applicable internal exchange rates in effect on March 31, 2022, reflecting the average of the daily closing rates in March as reported by the Xignite service.

Using this methodology, we determined that the median employee was a full-time salaried employee working as a software engineer in Austria who was awarded equity during fiscal 2022.

CEO Pay Ratio

Once our median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of, and using the same currency exchange rate used in, the Summary Compensation Table.

Our median employee compensation as calculated using Summary Compensation Table requirements was $93,075. We had two individuals in the role of chief executive officer during fiscal 2022. We elected to use the compensation of Mr. McConnell, our active chief executive officer as of March 31, 2022, for purposes of determining the pay ratio. Mr. McConnell joined the Company as our Chief Executive Officer in December 2021 and as a result, our CEO Pay Ratio for fiscal 2022 includes special one-time payments and new hire equity awards that were part of his new hire compensation. Our chief executive officer’s compensation as reported in the Summary Compensation Table and then annualized was $21,785,440. Therefore, our CEO Pay Ratio is approximately 234:1. For additional information on Mr. McConnell's new hire compensation, see “Equity Awards: Restricted Stock Units and Performance Restricted Stock Units— CEO Equity Awards” in the Compensation Discussion and Analysis section above.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices, operate in different countries and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. We are a global company with more than 65% of our employees located outside the United States. As a result, our employee population is different than other companies. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of March 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	12,147,068(3)	21.87	48,645,780(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	12,147,068	21.87	48,645,780

(1)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.
(2)These plans consist of our 2019 Plan and the 2019 Employee Stock Purchase Plan, or ESPP.
(3)This number includes 6,967,543 shares of our common stock subject to outstanding options and 5,179,525 shares of our common stock subject to outstanding RSU awards granted under our 2019 Plan.
(4)This number includes 37,458,426 shares of our common stock available for issuance under our 2019 Plan, and 11,187,354 shares reserved for issuance under our ESPP. The number of shares available for issuance under the 2019 Equity Incentive Plan automatically increase each April 1 by 4% of the outstanding number of shares of our common stock on the immediately preceding March 31 or such lesser number of shares as determined by our Board or Compensation Committee. The number of shares available for issuance under the ESPP automatically increase each April 1 by (i) 1% of the outstanding number of shares of our common stock on the immediately preceding March 31; (ii) 3,500,000 shares of Common Stock or (iii) or such number of shares as determined by our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive compensation arrangements, including employment, termination of employment and change in control arrangements, the following is a description of each transaction since March 31, 2021, and each currently proposed transaction, in which:

•we have been or are to be a participant;
•the amount involved exceeded or is expected to exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Registration Rights

On July 30, 2019, we entered into a registration rights agreement, or the Registration Rights Agreement, with the Thoma Bravo Funds and certain other holders of our capital stock. Pursuant to the Registration Rights Agreement, we agreed to pay all registration expenses (other than underwriting discounts and commissions and subject to certain limitations set forth therein) of the holders of the shares registered pursuant to the registrations described below. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an underwritten offering and our right to delay or withdraw a registration statement under certain circumstances.

Pursuant to the Registration Rights Agreement, the holders of a majority of the outstanding Investor Registrable Securities (as defined therein), or the Majority Holders, are entitled to request an unlimited number of Long-Form Registrations (as defined therein) and an unlimited number of Short-Form Registrations (as defined therein). Additionally, for so long as a Shelf Registration Statement (as defined therein) is and remains effective, the Majority Holders will have the right at any or from time to time to elect to sell their respective Shelf Registrable Securities (as defined therein) pursuant to a Shelf Offering (as defined therein), and the Majority Holders may request to engage in an Underwritten Block Trade (as defined therein) off of a Shelf Registration Statement. The other parties to the Registration Rights Agreement may include their Registrable Securities in a Long-Form Registration, Short-Form Registration or Shelf Offering. With the consent of the Majority Holders, the other parties to the Registration Rights Agreement may include their Registrable Securities in an Underwritten Block Trade.

If at any time we propose to register the offer and sale of shares of our common stock under the Securities Act (other than in a registration on Form S-4, Form S-8 or any successor form, or a registration of securities solely relating to an offering and sale to our employees, directors or consultants pursuant to any employee equity plan or other employee benefit plan arrangement, or a registration of non-convertible debt securities) then we must notify the holders of Registrable Securities of such proposal to allow them to include a specified number of their shares of our common stock in such registration, subject to certain marketing and other limitations.

Limitation of Liability and Indemnification of Officers and Directors

Our charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or DGCL; or
•any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws will provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or executive officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our charter and bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

The underwriting agreement relating to our IPO and the underwriting agreement relating to this offering provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Person Transaction Policy

Our Board has adopted a formal written policy providing that our Audit Committee is responsible for conducting a reasonable prior review of the material facts of all “related party transactions,” which are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), to which we are a party, and in which a related person has, had or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our capital stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, our Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (ii) the extent of the related party’s interest in the transaction and (iii) whether the related party transaction is otherwise consistent with the interests of our Company and stockholders.

The Audit Committee reviewed all transactions that took place between us and related persons since April 1, 2021 regardless of the dollar amount involved, including the following for which the amount received by the Company was in excess of $120,000:

During fiscal 2022, Hyland Software, Inc. paid the Company $1,257,834 for the purchase of certain software and services in a transaction entered into at arms-length on market terms and conditions. Certain Thoma Bravo entities have also invested in Hyland Software Inc., and one of our directors serves on the board of directors of Hyland Software, Inc.

The Audit Committee determined that this transaction did not impact the independence of any of our directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of July 1, 2022 by:

•each of our directors;
•each of our named executive officers;
•all of our current directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially owner of greater than 5.0% of our common stock.

The column entitled “Shares of Common Stock Beneficially Owned” is based on a total of 287,259,635 shares of our common stock outstanding as of July 1, 2022.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of July 1, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners is c/o Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
Rick McConnell(1)	20,500	*
John Van Siclen(2)	840,620	*
Kevin Burns(3)	138,050	*
Stephen Pace(4)	105,096	*
Bernd Greifeneder(5)	1,063,345	*
Seth Boro(6)	20,510	*
Michael Capone(7)	26,760	*
Ambika Kapur	—	*
Stephen Lifshatz(8)	26,760	*
Steve Rowland(9)	2,235	*
Kenneth "Chip" Virnig(10)	20,510	*
Jill Ward(11)	21,169	*
Kirsten Wolberg(12)	5,323	*
Paul Zuber(13)	3,510	*
All current executive officers and directors as a group (13 persons)	1,453,768	*
5% Stockholders:
Thoma Bravo Funds(14)	84,298,270	29.35%
The Vanguard Group(15)	18,373,006	6.40%
FMR LLC(16)	14,969,054	5.21%

*     Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)Consists of 20,000 shares of common stock held by the Rick McConnell Trust dated July 30, 2013 and 500 shares of common stock held by the Anne Marie McConnell Trust dated July 16, 2021, with Rick McConnell and his spouse, Anne McConnell, each serving as the sole trustee of their respective trusts. As a result, Mr. McConnell may be deemed to have beneficial ownership of the shares held by each trust.
(2)Consists of 72,282 shares of common stock, and 521,990 shares issuable upon exercise of stock options, held directly by Mr. Van Siclen, and 246,348 shares of common stock held by John W. Van Siclen 2019 Irrevocable Trust. Concord Trust Company is the trustee of the John W. Van Siclen 2019 Irrevocable Trust.
(3)Consists of 40,189 shares of common stock, and 87,861 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of July 1, 2022 held directly by Mr. Burns, and 10,000 shares of common stock held by The Kevin C. Burns Irrevocable GST Trust of 2018. Judith Burns is the trustee of the Kevin C. Burns Irrevocable GST Trust of 2018. As such, Mr. Burns may be deemed to have shared voting and investment power with respect to all of the shares of common stock and restricted stock held by such trust.

(4)Consists of 25,943 shares of common stock and 79,153 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of July 1, 2022, held directly by Mr. Pace.
(5)Consists of 812,373 shares of common stock and 250,972 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of July 1, 2022, held directly by Mr. Greifeneder.
(6)Consists of 17,500 shares of common stock and 3,010 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2022, held directly by Mr. Boro.
(7)Consists of 22,187 shares of common stock and 4,573 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2022, held directly by Mr. Capone.
(8)Consists of 22,187 shares of common stock and 4,573 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2022, held directly by Mr. Lifshatz.
(9)Consists of 2,235 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2022 held directly by Mr. Rowland.
(10)Consists of 17,500 shares of common stock and 3,010 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2022, held directly by Mr. Virnig.
(11)Consists of 16,963 shares of common stock and 4,206 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2022 held directly by Ms. Ward.
(12)Consists of 1,850 shares of common stock and 3,473 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2022 held directly by Ms. Wolberg.
(13)Consists of 500 shares of common stock held by DSL 2020, LLC for which the initial member is Mr. Zuber, as trustee of the Concordia 2020 Irrevocable Trust and 3,010 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2022 held directly by Mr. Zuber. Mr. Zuber may be deemed to have shared voting and investment power with respect to the shares of common stock held by such trust.
(14)This information is as of December 31, 2020 and is based solely on a Schedule 13G/A filed by the funds related to Thoma Bravo listed below with the SEC on February 16, 2021. Consists of 9,246,909 shares held directly by Thoma Bravo Fund X, L.P., or TB Fund X, 2,022,690 shares held directly by Thoma Bravo Fund X-A, L.P., or TB Fund X-A, 43,554,893 shares held directly by Thoma Bravo Fund XI, L.P., or TB Fund XI, 21,874,339 shares held directly by Thoma Bravo Fund XI-A, L.P., or TB Fund XI-A, 960,861 shares held directly by Thoma Bravo Executive Fund XI, L.P., or TB Exec Fund, 793,391 shares held directly by Thoma Bravo Special Opportunities Fund I, L.P., or TB SOF, and 5,845,187 shares held directly by Thoma Bravo Special Opportunities Fund I AIV, L.P., or TB SOF AIV. Thoma Bravo Partners X, L.P., or TB Partners X is the general partner of each of TB Fund X, TB Fund X-A, TB SOF and TB SOF AIV. Thoma Bravo Partners XI, L.P., or TB Partners XI, is the general partner of each of TB Fund XI, TB Fund XI-A and TB Exec Fund. Thoma Bravo, LLC is the general partner of each of TB Partners X and TB Partners XI. By virtue of the relationships described in this footnote, Thoma Bravo, LLC may be deemed to exercise voting and dispositive power with respect to the shares held directly by TB Fund X, TB Fund X-A, TB Fund XI, TB Fund XI-A, TB Exec Fund, TB SOF and TB SOF AIV. The principal business address of the entities identified herein is c/o Thoma Bravo, LLC, 150 North Riverside Plaza, Suite 2800, Chicago, Illinois 60606.
(15)This information is as of December 31, 2021 and is based solely on a Schedule 13G/A filed by the Vanguard Group ("Vanguard") with the SEC on February 9, 2022. Vanguard reported that it has sole dispositive power over 18,089,838 shares, shared dispositive power over 283,168 shares, and shared voting power over 150,379 shares. The mailing address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(16)This information is as of December 31, 2021 and is based solely on a Schedule 13G filed by the FMR LLC and Abigail P. Johnson with the SEC on February 9, 2022 and represents shares held by various accounts managed by FMR LLC. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

ADDITIONAL INFORMATION

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders. We will promptly deliver a separate copy of either document to you upon written or oral request to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451, Attention: Corporate Secretary, telephone: (781) 530-1000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Stockholder Proposals

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a8 of the Exchange Act so that it is received by us no later than March 16, 2023. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than April 26, 2023 and no later than May 26, 2023. Stockholder proposals and the required notice should be addressed to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451, Attention: Corporate Secretary.

In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than June 25, 2023.

Other Matters

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Availability of Certain Documents

Accompanying this proxy statement and posted on the investor relations portion of our website at www.dynatrace.com with this proxy statement, is our 2022 Annual Report. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by written request to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, Attention: Corporate Secretary or by email to ir@dynatrace.com. This proxy statement and our 2022 Annual Report are also available on the SEC’s website at www.sec.gov and on our website at https://ir.dynatrace.com/.

APPENDIX A
RECONCILIATION OF NON-GAAP MEASURES

	Year Ended March 31, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$172,876	$(12,863)	$(1,059)	$(15,513)	—	$143,441
Gross profit	756,569	12,863	1,059	15,513	—	786,004
Gross margin	81%					85%
Research and development	156,342	(21,316)	(1,879)	—	—	133,147
Sales and marketing	362,116	(35,957)	(2,305)	—	—	323,854
General and administrative	126,622	(29,400)	(701)	—	(1,284)	95,237
Amortization of other intangibles	30,157	—	—	(30,157)	—	—
Restructuring and other	25	—	—	—	(25)	—
Operating income	$81,307	$99,536	$5,944	$45,670	$1,309	$233,766
Operating margin	9%					25%

Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We consider these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These measures are used to establish certain performance-based targets related to the compensation of our executives. Non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies.

We present constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 23, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 23, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted through the mail must be received prior to the start of the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88746-P77175 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYNATRACE, INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Class III Directors

Nominees:	For	Withhold
1a. Ambika Kapur Gadre	☐	☐
1b. Steve Rowland	☐	☐
1c. Kenneth "Chip" Virnig	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as Dynatrace's independent registered public accounting firm for the fiscal year ending March 31, 2023.	☐	☐	☐
3. Non-binding advisory vote on the compensation of Dynatrace's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D88747-P77175

DYNATRACE, INC.
2022 Annual Meeting of Stockholders
August 24, 2022 1:00 PM EDT
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Rick McConnell, Alicia Allen and Sandra Escher, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dynatrace, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:00 PM EDT on August 24, 2022, at the www.virtualshareholdermeeting.com/DT2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, or if other matters are presented, this proxy will be voted in accordance with the Board of Directors' recommendations.

The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed.

Continued and to be signed on reverse side